Exhibit 2

                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG


                           COMMUNITY BANKSHARES, INC.


                          COMMUNITY RESOURCE BANK, N.A.

                                       AND

                   FIRST CITIZENS BANK AND TRUST COMPANY, INC.


















                                  JUNE 25, 2008


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                                TABLE OF CONTENTS

                                                                                                                    Page
                                   ARTICLE I.
                                   DEFINITIONS

                                   ARTICLE II.
                                   THE MERGER

2.01.    Nature of Transaction; Plan of Merger.....................................................................  6
2.02.    Effect of Merger; Surviving Corporation...................................................................  6
2.03.    Assets and Liabilities of CBI and CRB.....................................................................  6
2.04.    Conversion and Exchange of Stock..........................................................................  6
         (a)   Conversion of CBI Stock.............................................................................  6
         (b)   Cancellation of CRB Stock...........................................................................  7
         (c)   Exchange and Payment Procedures; Surrender of Certificates..........................................  7
         (d)   Lost Certificates...................................................................................  8
         (e)   Antidilutive Adjustments............................................................................  9
         (f)   Termination and Conversion of CBI Stock Awards......................................................  9

2.05.    Articles of Incorporation, Bylaws, and Management.........................................................  9
2.06.    Closing; Effective Time...................................................................................  9

                                  ARTICLE III.
                        REPRESENTATIONS AND WARRANTIES OF
                                   CBI AND CRB

3.01.    Organization; Standing; Power.............................................................................10
3.02.    Capital Stock.............................................................................................10
3.03.    Principal Shareholders....................................................................................11
3.04.    Subsidiaries..............................................................................................11
3.05.    Convertible Securities, Options, Etc......................................................................11
3.06.    Authorization and Validity of Agreement...................................................................11
3.07.    Validity of Transactions; Absence of Required Consents or Waivers.........................................12
3.08.    Books and Records.........................................................................................12
3.09.    Reports to Regulatory Authorities.........................................................................12
3.10.    Consolidated Financial Statements.........................................................................13
3.11.    Tax Matters...............................................................................................14
3.12.    Absence of Changes or Certain Other Events................................................................16
3.13.    Absence of Undisclosed Liabilities........................................................................16
3.14.    Compliance with Existing Obligations......................................................................16
3.15.    Litigation and Compliance with Law........................................................................16
3.16.    Real Properties...........................................................................................17
3.17.    Loans, Accounts, Notes and Other Receivables..............................................................18
3.18.    Securities Portfolio and Investments......................................................................20
3.19.    Personal Property and Other Assets........................................................................21
3.20.    Intellectual Property.....................................................................................21
3.21.    Environmental Matters.....................................................................................21
3.22.    Absence of Brokerage or Finders Commissions...............................................................23
3.23.    Material Contracts........................................................................................23
3.24.    Employment Matters; Employee Relations....................................................................24
3.25.    Employment Agreements; Employee Benefit Plans.............................................................24
3.26.    Insurance.................................................................................................26
3.27.    Insurance of Deposits.....................................................................................27
3.28.    Indemnification Obligations...............................................................................27
3.29.    Disclosure and Accounting Controls........................................................................27
3.30.    Obstacles to Regulatory Approval..........................................................................28

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                                   ARTICLE IV.
                      REPRESENTATIONS AND WARRANTIES OF FCB

4.01.    Organization; Standing; Power.............................................................................28
4.02.    Authorization and Validity of Agreement...................................................................28
4.03.    Validity of Transactions; Absence of Required Consents or Waivers.........................................29
4.04.    Financing.................................................................................................29
4.05.    Obstacles to Regulatory Approval..........................................................................29

                                   ARTICLE V.
                            COVENANTS OF CBI AND CRB

5.01.    Affirmative Covenants.....................................................................................29
         (a)   CBI Shareholders' Meeting; Proxy Statement; Recommendation..........................................29
         (b)   Conduct of Business Prior to Effective Time.........................................................30
         (c)   Periodic Financial and Other Information............................................................31
         (d)   Notice of Certain Changes or Events.................................................................34
         (e)   Accruals for Expenses and Other Accounting Matters..................................................34
         (f)   Loan Loss Reserve, Loan Repurchase Reserve, and Loan Charge-Offs....................................35
         (g)   Consents to Assignment of Contracts and Leases......................................................35
         (h)   Access..............................................................................................35
         (i)   Pricing of Deposits and Loans.......................................................................36
         (j)   Employment Agreements and Change in Control Severance Agreements....................................36
         (k)   Further Action; Instruments of Transfer.............................................................36
5.02.    Negative Covenants........................................................................................36
         (a)   Amendments to Articles of Incorporation or Bylaws...................................................36
         (b)   Change in Capitalization............................................................................36
         (c)   Sale or Issuance of Capital Stock or Other Securities...............................................37
         (d)   Purchase or Redemption of Shares....................................................................37
         (e)   Options, Warrants and Rights........................................................................37
         (f)   Dividends...........................................................................................37
         (g)   Employment, Benefit or Retirement Agreements or Plans...............................................37
         (h)   Increase in Compensation; Bonuses...................................................................38
         (i)   Accounting Practices; Independent Accountants.......................................................38
         (j)   Acquisitions; Additional Branch Offices.............................................................38
         (k)   Changes in Business Practices.......................................................................38
         (l)   Exclusive Agreement.................................................................................38
         (m)   Acquisition or Disposition of Assets................................................................39
         (n)   Debt; Liabilities...................................................................................40
         (o)   Liens; Encumbrances.................................................................................41
         (p)   Waiver of Rights....................................................................................41
         (q)   Other Contracts.....................................................................................41
         (r)   Deposit Liabilities.................................................................................41
         (s)   Changes in Lease Agreements.........................................................................41
         (t)   Actions by CRM, CFS, RIA and FNFS...................................................................42

                                   ARTICLE VI
                                COVENANTS OF FCB

6.01.    Employees; Employee Benefits..............................................................................42
         (a)   Employment of CRB Employees.........................................................................42
         (b)   Employee Benefits...................................................................................42
6.02.    Further Action; Instruments of Transfer...................................................................43
6.03     Notice of Certain Changes or Events.......................................................................43


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                                  ARTICLE VII.
                          ADDITIONAL MUTUAL AGREEMENTS

7.01.    Regulatory Approvals......................................................................................43
7.02.    Information for Proxy Statement and Applications for Regulatory Approvals.................................43
7.03.    Announcements; Confidential Information...................................................................44
7.04.    Real Property Matters.....................................................................................46
7.05.    Director' and Officers' Liability Insurance...............................................................47
7.06.    Final Tax Return..........................................................................................47
7.07.    Expenses..................................................................................................48
7.08.    Employment and Change of Control Severance Agreements.....................................................48
7.09     Treatment of 401(k) Plan..................................................................................48
7.10     Equity Award Termination and Releases.....................................................................48
7.11     Deregistration of CBI Stock...............................................................................50
7.12     Satisfaction of Conditions to Regulatory Approvals........................................................50
7.13     Dissolution of RIA and FNFS...............................................................................50

                                  ARTICLE VIII.
                         CONDITIONS PRECEDENT TO MERGER

8.01.    Conditions to all Parties' Obligations....................................................................51
         (a)   Regulatory Approvals................................................................................51
         (b)   Adverse Proceedings, Injunction, Etc................................................................51
         (c)   Approval by Boards of Directors and Shareholders....................................................51
         (d)   Articles of Merger; Other Actions...................................................................52
8.02.    Additional Conditions to CBI's and CRB's Obligations......................................................52
         (a)   Material Adverse Change.............................................................................52
         (b)   Compliance with Laws................................................................................52
         (c)   FCB's Representations and Warranties and Performance of Agreements..................................52
         (d)   Legal Opinion of FCB's Counsel......................................................................52
         (e)   Other Documents and Information.....................................................................53
         (f)   Deposit of Merger Consideration.....................................................................53
         (g)   Fairness Opinion....................................................................................53
         (h)   No Termination or Abandonment.......................................................................53
8.03.    Additional Conditions to FCB's Obligations................................................................53
         (a)   Material Adverse Change.............................................................................53
         (b)   Compliance with Laws................................................................................53
         (c)   CBI's and CRB's Representations and Warranties and Performance of Agreements........................53
         (d)   Employment Agreements...............................................................................54
         (e)   Termination of CBI Stock Options....................................................................54
         (f)   Consents to Assignment; Estoppel Certificates.......................................................54
         (g)   Legal Opinion of CBI's Counsel......................................................................54
         (h)   Other Documents and Information.....................................................................54
         (i)   No Disadvantageous Conditions to Regulatory Approvals...............................................54
         (j)   No Termination or Abandonment.......................................................................55

                                   ARTICLE IX.
                          TERMINATION; BREACH; REMEDIES

9.01.    Mutual Termination........................................................................................55
9.02.    Unilateral Termination....................................................................................55
         (a)   Termination by FCB..................................................................................55
         (b)   Termination by CBI..................................................................................56
9.03.    Breach; Remedies; Expense Reimbursement...................................................................58
         (a)   Breach by CBI or CRB................................................................................58
         (b)   Breach by FCB.......................................................................................58
         (c)   Enforcement of Certain Agreements Following Termination.............................................58
9.04     Termination Fees..........................................................................................59
9.05     Method and Timing of Payments.............................................................................59

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                                   ARTICLE X.
                                 INDEMNIFICATION

10.01.   Indemnification Following Termination of Agreement........................................................60
         (a)   By CBI and CRB......................................................................................60
         (b)   By FCB..............................................................................................60
         (c)  Procedure for Claiming Indemnification...............................................................61
10.02    Indemnification of CBI Directors and Officers.............................................................61

                                   ARTICLE XI.
                            MISCELLANEOUS PROVISIONS

11.01.   Survival of Certain Rights and Obligations Following Closing or Termination...............................62
11.02.   Inspection................................................................................................62
11.03.   Waiver....................................................................................................63
11.04.   Amendment.................................................................................................63
11.05.   Notices...................................................................................................63
11.06.   Further Assurance.........................................................................................64
11.07.   Headings and Captions.....................................................................................64
11.08.   Gender and Number.........................................................................................64
11.09.   Entire Agreement..........................................................................................64
11.10.   Severability of Provisions................................................................................64
11.11.   Assignment................................................................................................64
11.12.   Counterparts..............................................................................................64
11.13.   Governing Law.............................................................................................64
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                                  AGREEMENT AND
                                 PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into as of the 25th day of June, 2008, by and among COMMUNITY BANKSHARES, INC. ("CBI"), COMMUNITY RESOURCE BANK, N.A. ("CRB"), and FIRST CITIZENS BANK AND TRUST COMPANY, INC. ("FCB").

         WHEREAS, CBI is a South Carolina business corporation with its principal office and place of business located in Orangeburg, South Carolina, and, by virtue of its being the owner of all the issued and outstanding shares of common stock of CRB, is a bank holding company registered as such with the Board of Governors of the Federal Reserve System; and,

         WHEREAS, CRB is a national banking association with its principal office and place of business located in Orangeburg, South Carolina, and is a wholly-owned subsidiary of CBI and the owner of all the issued and outstanding shares of common stock of Community Resource Financial Services, Inc. ("CFS"), Ridgeway Insurance Agency ("RIA"), and Florence National Financial Services, Inc. ("FNFS"), each of which is a South Carolina business corporation which has its principal office and place of business in South Carolina; and,

         WHEREAS, CBI also is the owner of all the issued and outstanding shares of common stock of Community Resource Mortgage, Inc. ("CRM"), which is a South Carolina business corporation which has its principal office and place of business in Columbia, South Carolina; and,

         WHEREAS, FCB is a South Carolina state-chartered bank with its principal office and place of business located in Columbia, South Carolina, and is a wholly-owned bank subsidiary of First Citizens Bancorporation, Inc. ("Bancorp"), which is a South Carolina business corporation and is a bank holding company registered as such with the Board of Governors of the Federal Reserve System; and,

         WHEREAS, FCB, CBI and CRB have agreed that it is in their mutual best interests and in the best interests of their respective shareholders for CBI and CRB to be merged with and into FCB in the manner and upon the terms and conditions contained in this Agreement and the Plan of Merger attached as Exhibit A hereto; and,

         WHEREAS, to effectuate the foregoing, FCB, CBI and CRB desire to adopt this Agreement and Plan of Reorganization; and,

         WHEREAS, FCB's Board of Directors has approved this Agreement, and Bancorp has approved this Agreement in its capacity as FCB's sole shareholder; and,

         WHEREAS, CBI's and CRB's Boards of Directors have approved this Agreement, and CBI's Board of Directors has approved this Agreement in its capacity as CRB's sole shareholder and recommended approval of this Agreement to its shareholders.

         NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement, and the representations, warranties, conditions, covenants and promises herein contained, and subject to the terms and conditions hereof, FCB, CBI and CRB hereby adopt and make this Agreement and mutually agree as provided below.

                                    ARTICLE I
                                   DEFINITIONS

         As used in this Agreement, certain of the capitalized terms used throughout this Agreement are listed below with their meanings as used herein.

         1.01. Acquisition Agreement and Acquisition Proposal. The terms "Acquisition Agreement" and "Acquisition Proposal" shall have the meanings assigned to them in Paragraph 5.02(l) of this Agreement.

         1.02. CBI Audited Financial Statements. The term "CBI Audited Financial Statements" means CBI's audited consolidated statements of financial condition as of December 31, 2007 and 2006, and its audited consolidated statements of income, shareholders' equity and cash flows for the three years ended December 31, 2007, 2006 and 2005, together with the notes thereto.

         1.03. CBI Companies. The term "CBI Companies" refers collectively to CBI, CRB, CRM and CFS.

         1.04. CBI DRIP. The term "CBI DRIP" means CBI's Dividend Reinvestment Plan.

         1.05. CBI Interim Financial Statements. The term "CBI Interim Financial Statements" means CBI's unaudited consolidated interim statements of financial condition as of March 31, 2008 and 2007, and its unaudited interim consolidated statements of income, shareholders' equity and cash flows for the three months ended March 31, 2008 and 2007, together with the notes thereto.

         1.06. CBI Material Change. The term "CBI Material Change" means a material adverse change in CBI's consolidated financial condition or results of operations (including the acceleration of any material obligation or indebtedness of CBI or CRB), in the prospects, businesses, investments, properties, Loan portfolio or operations of the CBI Companies considered as one entity, or in the ability of CBI or CRB to consummate the transactions described herein or to carry on CRB's business as presently conducted, or in FCB's ability to conduct CRB's business following the Merger, but shall not include any change resulting from (a) the execution or announcement of this Agreement, (b) any actions taken by FCB after the date hereof and prior to the Effective Time that relate to, or affect, the businesses of the CBI Companies, (c) compliance by CBI or CRB with the terms of this Agreement, (d) any reasonable out-of-pocket costs or expenses associated with, relating to or arising from the transactions contemplated by this Agreement (including legal, accounting and financial advisory fees and disbursements), (e) general economic, industry or financial conditions or events that affect the banking industry as a whole, (f) the impact of laws, rules, regulations and court decisions (other than court decisions related to litigation in which CBI or CRB is a party) that affect the banking industry as a whole, (g) acts of war or terrorism, or (h) a requirement imposed by any Regulatory Authority as described in Paragraph 7.12.


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         1.07.  CBI Material  Effect.  The term "CBI  Material  Effect"  means a material adverse effect on the CBI Companies considered as one entity, on CBI's consolidated financial condition or results of operations, on the CBI Companies' (considered as one entity) prospects, businesses, investments, properties, Loan portfolio or operations, or on the ability of CBI or CRB to consummate the transactions described herein or to carry on CRB's business as presently conducted, or on FCB's ability to conduct CRB's business following the Merger,
but  shall  not  include  any  effect   resulting  from  (a)  the  execution  or
announcement of this Agreement, (b) any actions taken by FCB after the date hereof and prior to the Effective Time that relate to, or affect, the businesses of the CBI Companies, (c) compliance by CBI or CRB with the terms of this Agreement, (d) any reasonable out-of-pocket costs or expenses associated with, relating to or arising from the transactions contemplated by this Agreement (including legal, accounting and financial advisory fees and disbursements), (e) general economic, industry or financial conditions or events that affect the banking industry as a whole, (f) the impact of laws, rules, regulations and court decisions (other than court decisions related to litigation in which CBI or CRB is a party) that affect the banking industry as a whole, (g) acts of war or terrorism, or (h) a requirement imposed by any Regulatory Authority as described in Paragraph 7.12.

         1.08. CBI Real Property. The term "CBI Real Property" means all real property owned or leased by any of the CBI Companies (including foreclosed real property) or in which any CBI Company holds a leasehold interest, in either case including improvements thereon.

         1.09. CBI Shareholders' Meeting. The term "CBI Shareholders' Meeting" shall have the meaning assigned to it in Paragraph 5.01(a) of this Agreement.

         1.10. CBI Stock. The term "CBI Stock" means the outstanding no par value common stock of CBI, whether in certificated or uncertificated book-entry form, and also including outstanding shares held by the administrator of the CBI DRIP for the accounts of participants in that plan, and outstanding shares covered by CBI RSAs.

         1.11. CBI Stock Award. The term "CBI Stock Award" means any and all options to purchase shares of CBI Stock (each, a "CBI Option"), awards of restricted shares of CBI Stock (each, a "CBI RSA"), stock appreciation rights relating to CBI Stock (each, a "CBI SAR"), and any other share-based awards pertaining or related to CBI Stock, that have been issued pursuant to CBI's 2007 Equity Plan, 1997 Stock Option Plan or any other share-based compensation plan maintained or provided by CBI or otherwise and that remain outstanding and unexercised (whether or not vested) at the Effective Time.

         1.12. CRB Stock. The term "CRB Stock" means the outstanding $5.00 par value common stock of CRB.

         1.13. Closing and Closing Date. The terms "Closing" and "Closing Date" shall have the meanings assigned to them in Paragraph 2.06 of this Agreement.


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         1.14. Code. The term "Code" means the Internal Revenue Code of 1986, as amended.

         1.15. Commercially Reasonable Efforts. The term "Commercially Reasonable Efforts" means a party's best efforts in good faith; provided, however, that Commercially Reasonable Efforts shall not require (a) the expenditure of sums of money that are unreasonable under the circumstances or in relation to the significance to the transactions described in this Agreement of the action or result the party is required to use Commercially Reasonable Efforts to take or achieve, or (b) the initiation of a law suit against any person.

         1.16. Effective Time. The term "Effective Time" means the date and time at which the Merger shall become effective as specified in Articles of Merger executed by FCB and filed by it with the South Carolina Secretary of State as described in Paragraph 2.06 below in accordance with applicable law in order to effectuate the Merger of CBI and CRB into FCB.

         1.17. FCB Material Change. The term "FCB Material Change" means a material adverse change in or affecting Bancorp's consolidated financial condition or results of operations or in the ability of FCB to consummate the transactions described herein, but shall not include any change resulting from
(a) the execution or announcement of this Agreement, (b) compliance by FCB with the terms of this Agreement, (c) any reasonable out-of-pocket costs or expenses associated with, relating to or arising from the transactions contemplated by this Agreement (including legal, accounting and financial advisory fees and disbursements), (d) general economic, industry or financial conditions or events that affect the banking industry as a whole, (e) the impact of laws, rules, regulations and court decisions (other than court decisions related to litigation in which FCB is a party) that affect the banking industry as a whole,
(f) acts of war or terrorism, or (g) a requirement imposed by any Regulatory Authority as described in Paragraph 7.12.

         1.18. FCB Material Effect. The term "FCB Material Effect" means a material adverse effect on FCB and Bancorp considered as one entity, on Bancorp's consolidated financial condition or results of operations, or on the ability of FCB and Bancorp to consummate the transactions described herein, but shall not include any effect resulting from (a) the execution or announcement of this Agreement, (b) compliance by FCB with the terms of this Agreement, (c) any reasonable out-of-pocket costs or expenses associated with, relating to or arising from the transactions contemplated by this Agreement (including legal, accounting and financial advisory fees and disbursements), (d) general economic, industry or financial conditions or events that affect the banking industry as a whole, (e) the impact of laws, rules, regulations and court decisions (other than court decisions related to litigation in which FCB is a party) that affect the banking industry as a whole, (f) acts of war or terrorism, or (g) a requirement imposed by any Regulatory Authority as described in Paragraph 7.12.

         1.19. GAAP. The term "GAAP" means accounting principles generally accepted in the United States.

         1.20. Knowledge. The term "Knowledge of CBI" refers to facts, information, events or circumstances of which any of the respective executive officers of the CBI Companies are consciously aware or of which they should have become consciously aware in the ordinary course of business and the performance of their management duties.



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

         The term "Knowledge of FCB" refers to facts, information, events or circumstances of which any of FCB's executive officers are consciously aware or of which they should have become consciously aware in the ordinary course of business and the performance of their management duties.

         1.21. Lease Agreements. The term "Lease Agreements" shall have the meaning assigned to it in Section 3.16 of this Agreement.

         1.22. Loans. The term "Loans" means any and all (a) loans (whether held for investment or for resale) reflected as assets on the books and records of the CBI Companies, (b) loans sold by any of the CBI Companies to any third party investor, (c) lines of credit, letters of credit, accounts, notes, financing leases and other extensions of credit or receivables reflected as assets on the books and records of the CBI Companies, and (d) all unfunded commitments to make a Loan or issue or extend credit of any of the CBI Companies.

         1.23. Merger. The term "Merger" shall have the meaning assigned to it in Paragraph 2.01 of this Agreement.

         1.24. Merger Consideration. The term "Merger Consideration" shall have the meaning assigned to it in Paragraph 2.04(a) of this Agreement.

         1.25. Paying Agent. The term "Paying Agent" shall have the meaning assigned to it in Paragraph 2.04(c)(i) of this Agreement.

         1.26. Previously Disclosed. The terms "Previously Disclosed to FCB" and "Previously Disclosed to CBI" shall mean the disclosure of information by CBI and CRB to FCB, or by FCB to CBI and CRB, respectively, as of a date not more than ten days prior to the date of this Agreement, or, in the case of certain information, as of such other date as is specified herein, in a letter delivered by the disclosing party(ies) to the other party(ies) specifically referring to this Agreement and arranged in paragraphs corresponding to the Paragraphs, Subparagraphs and items of this Agreement applicable thereto. Information shall be deemed to have been Previously Disclosed for the purpose of a given Paragraph, Subparagraph or item of this Agreement only if a specific reference to that Paragraph, Subparagraph or item is made by the disclosing party(ies) in its above letter.

         1.27. Regulatory Authorities. The term "Regulatory Authorities" includes each and every federal, state or local governmental, regulatory, or judicial authority having jurisdiction over any of the CBI Companies or FCB, or any of their respective business operations, properties or assets, or the transactions described herein, including without limitation the South Carolina State Board of Financial Institutions, the Federal Deposit Insurance
Corporation, the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of Richmond, the U.S. Department of Justice, and the SEC.

         1.28. SEC. The term "SEC" means the Securities and Exchange Commission.

         1.29. 1934 Act. The term "1934 Act" means the Securities Exchange Act of 1934, as amended.



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


                                   ARTICLE II
                                   THE MERGER

         2.01. Nature of Transaction; Plan of Merger. Subject to the provisions of this Agreement, at the Effective Time CBI and CRB each simultaneously will be merged into and with FCB pursuant to Section 33-11-101, et. seq., of the Code of Laws of South Carolina, as amended (the "Merger"), as provided in the plan of merger (the "Plan of Merger") attached as Exhibit A to this Agreement.

         2.02. Effect of Merger; Surviving Corporation. At the Effective Time, and by reason of the Merger, the separate corporate existences of CBI and CRB shall cease while the corporate existence of FCB as the surviving corporation in the Merger shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger. Following the Merger, FCB shall continue to operate as a South Carolina state-chartered bank and will conduct its business at the then legally established branch and main offices of FCB and CRB. The duration of the corporate existence of FCB, as the surviving corporation, shall be perpetual and unlimited.

         2.03. Assets and Liabilities of CBI and CRB. At the Effective Time, and by reason of the Merger, and in accordance with applicable law, all of the property, assets and rights of every kind and character of CBI and CRB (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and every other interest of or belonging to or due to CBI or CRB, whether tangible or intangible) shall be transferred to and vest in FCB, and FCB shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature of CBI and CRB, all without any conveyance, assignment or further act or deed; and FCB shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description of CBI and CRB as of the Effective Time.

         2.04. Conversion and Exchange of Stock.

                  (a) Conversion of CBI Stock. Except as otherwise provided in this Agreement, at the Effective Time all rights of CBI's shareholders with respect to all outstanding shares of CBI Stock shall cease to exist and, as consideration for and to effect the Merger, each such outstanding share (not to exceed an aggregate of the 4,450,556 shares outstanding on the date of this Agreement, and up to 385,098 additional shares which could be issued prior to the Effective Time upon the exercise of CBI Options which have been issued prior to the date hereof and which shall not previously have been exercised, terminated or cancelled) shall be converted, without any action by CBI, FCB or any CBI shareholder, into the right to receive cash in the amount of $21.00 (the "Merger Consideration"), all in the manner and subject to the limitations described in this Agreement. Cash held by the administrator of the CBI DRIP at the Effective Time for the accounts of participants in that plan that have not been invested in CBI Stock shall be returned to those participants.

                  At the Effective Time, and without any action by FCB, CBI or any CBI shareholder, CBI's stock transfer books shall be closed and there shall be no further transfers of CBI Stock on its stock transfer books or the registration of any transfer of CBI Stock by any holder thereof, and the holders of CBI Stock shall cease to be, and shall have no further rights as, shareholders of CBI other than as provided in this Agreement. Following the Effective Time, CBI Stock shall evidence only the right of the registered holders thereof to receive the consideration into which their CBI Stock was converted at the Effective Time as provided in this Paragraph 2.04(a).

                  (b) Cancellation of CRB Stock. At the Effective Time, all outstanding shares of CRB Stock shall be cancelled, and no cash or other consideration shall be issued in exchange for or with respect to those shares.

                  (c)   Exchange   and   Payment   Procedures;    Surrender   of
Certificates.

                           (i) Prior to the Effective  Time, FCB shall designate
CBI's stock transfer agent, Registrar and Transfer Company, to act as agent for FCB and the holders of the CBI Stock in connection with the Merger (the "Paying Agent") and to receive in trust from FCB the aggregate Merger Consideration to which all holders of CBI Stock shall become entitled pursuant to Paragraph 2.04(a).

                           (ii) At the  Effective  Time,  FCB shall  deposit the
aggregate Merger Consideration with the Paying Agent. The Merger Consideration shall be held in trust for the benefit of the holders of CBI Stock and such cash shall not be used for any other purposes; provided, however, that, pending disbursement of the Merger Consideration to CBI's shareholders, FCB may direct the Paying Agent to invest such cash in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from Standard & Poor's Corporation, or in certificates of deposit of domestic commercial banks (collectively, the "Permitted Investments"), or in money market funds which are invested solely in Permitted Investments, any of which Permitted Investments shall have a maturity that will not prevent or delay payments to be made pursuant to Paragraph 2.04(a) and this Paragraph 2.04(c). All interest, dividends or other income on the invested funds shall belong solely to FCB. If for any reason (including losses on invested funds) the funds held by the Paying Agent are inadequate to pay the amounts to which the holders of CBI Stock shall be entitled under Paragraph 2.04(a), FCB shall be liable for the payment thereof.

                           (iii) As promptly as practicable  after the Effective
Time, FCB shall cause to be mailed to each record holder, as of the Effective Time, whose shares of CBI Stock were converted pursuant to Paragraph 2.04(a) into the right to receive the Merger Consideration, a letter of transmittal (in such form and having such other provisions as FCB may reasonably specify), together with instructions for effecting the surrender of CBI Stock in exchange for the Merger Consideration.

                           Upon  a CBI  shareholder's  surrender  to  FCB or its
Paying Agent of all certificates representing his, her or its CBI Stock ("CBI Certificates"), together with a letter of transmittal duly executed and completed in accordance with the instructions thereto and such additional information as FCB or the Paying Agent shall reasonably request, and verification of the status and ownership of those shares by Registrar and Transfer Company in its capacity as registrar and transfer agent for CBI Stock, the Paying Agent shall promptly deliver a check or, if agreed upon by the Paying

Agent, make an electronic transfer, to that CBI shareholder, in exchange for his, her or its CBI Stock, in the aggregate amount of the Merger Consideration into and for which his, her or its CBI Stock has been converted and exchanged, without any interest thereon, and those CBI Certificates shall be canceled. Delivery of CBI Certificates shall not be considered to have been effected, and the risk of loss of a CBI Certificate shall not be considered to have passed to FCB, until the CBI Certificates shall have been actually delivered to FCB, or to the Paying Agent, with a properly completed letter of transmittal, in accordance with the instructions provided by FCB as provided above.

                           With   respect   to  CBI   Stock  in   uncertificated
book-entry form ("Uncertificated CBI Stock"), upon a CBI shareholder's delivery to FCB or the Paying Agent of a letter of transmittal duly executed and completed in accordance with the instructions thereto and such additional information as FCB or the Paying Agent shall reasonably request, and verification of the status and ownership of those shares by Registrar and Transfer Company in its capacity as registrar and transfer agent for CBI Stock, the Paying Agent shall promptly deliver a check or, if agreed upon by the Paying Agent, make an electronic transfer, to that CBI shareholder in exchange for his, her or its Uncertificated CBI Stock, for the aggregate amount of the Merger Consideration into and for which his, her or its Uncertificated CBI Stock has been converted and exchanged, without any interest thereon, and that CBI Stock shall be canceled, Constructive delivery of Uncertificated CBI Stock shall not be considered to have been effected or to have passed to FCB until a properly completed letter of transmittal indicating that the holder's shares are Uncertificated CBI Stock shall have been actually delivered to FCB, or to the Paying Agent, in accordance with instructions by FCB as provided above.

                           (iv) At any time  following the one-year  anniversary
of the Effective Time, FCB shall be entitled to require the Paying Agent to deliver to it any portion of the Merger Consideration (including any interest received with respect thereto) previously deposited by FCB with, but which has not been disbursed by, the Paying Agent, and, thereafter, any CBI shareholders who have not yet surrendered their CBI Certificates, or complied with the delivery requirements for Uncertificated CBI Stock, as described in Paragraph 2.04(c)(iii) above, shall be entitled to look to FCB only as a general creditor thereof with respect to the Merger Consideration into which their CBI Stock has been converted. Upon any such CBI shareholder's later surrender of his, her or its CBI Certificates to FCB or the Paying Agent, with a properly completed letter of transmittal, in accordance with the instructions provided by FCB, or that shareholder's compliance with the delivery requirements for Uncertificated CBI Stock, in either case as described in Paragraph 2.04(c)(iii) above, FCB shall promptly deliver to that CBI shareholder, in exchange for his, her or its CBI Stock, a check drawn for the aggregate amount of the Merger Consideration into and for which his, her or its CBI Stock has been converted and exchanged, without any interest thereon, and any CBI Certificates shall be cancelled; provided, however, that, notwithstanding anything contained in this Agreement to the contrary, neither FCB nor the Paying Agent shall be liable to any holder of CBI Stock for Merger Consideration which previously has been delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. In no event shall any CBI shareholder receive or be entitled to interest on the Merger Consideration to which he, she or it is entitled for any period before or after the Effective Time.

                  (d) Lost Certificates. CBI shareholders whose CBI Certificates have been lost, destroyed, stolen, or are otherwise missing shall be entitled to receive the Merger Consideration to which they are entitled in accordance and upon compliance with conditions imposed by FCB pursuant to applicable law, including the requirement that the shareholders provide an affidavit with respect to the loss, destruction or theft of their CBI Certificates, and an indemnification agreement and surety bond (or other indemnification satisfactory to FCB in its sole discretion) in such sum and on such terms as FCB may direct against any claims made against FCB with respect to shares of CBI Stock represented by the CBI Certificates claimed to have been lost, destroyed or stolen.

                  (e) Antidilutive Adjustments. If, prior to the Effective Time, CBI shall declare any dividend payable in shares of CBI Stock or other securities or shall subdivide, split, reclassify or combine the presently outstanding shares of CBI Stock, then an appropriate and proportionate adjustment shall be made in the amount of Merger Consideration into which each share of CBI Stock will be converted at the Effective Time pursuant to this Agreement.

                  (f) Termination and Conversion of CBI Stock Awards. Immediately prior to the Effective Time, each CBI Option and CBI SAR that remains outstanding and has not been exercised shall terminate and the rights of the holder of that CBI Stock Award shall be converted, without any action by CBI, FCB or such holder, into the right to receive a cash payment in an amount, and in the manner and subject to the limitations, described in Paragraph 7.10 of this Agreement.

         2.05 Articles of Incorporation, Bylaws and Management. The Articles of Incorporation and Bylaws of FCB in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of FCB as the surviving corporation in the Merger. The directors of FCB in office at the Effective Time shall constitute the Board of Directors of FCB as the surviving corporation in the Merger and shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors. The officers of FCB in office at the Effective Time shall continue to serve in their same positions as officers of FCB as the surviving corporation in the Merger until removed as provided by law or until the election or appointment of their respective successors.

         2.06. Closing; Effective Time. The consummation and closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of FCB in Columbia, South Carolina, or at such other place as FCB shall designate, on a date mutually agreeable to FCB and CBI (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of required approvals of the Merger by governmental or regulatory authorities). At the Closing, FCB, CBI and CRB shall take such actions (including without limitation the delivery of certain closing documents and the execution of Articles of Merger under South Carolina law) as are required in this Agreement and as otherwise shall be required by law to consummate the Merger and cause it to become effective.

                  Subject to the terms and conditions set forth in this Agreement, the Effective Time of the Merger shall be the date and time specified in Articles of Merger filed with the South Carolina Secretary of State in accordance with applicable law; provided, however, that the Effective Time shall in no event be more than three business days following the Closing Date.

                                  ARTICLE III.
                        REPRESENTATIONS AND WARRANTIES OF
                                   CBI AND CRB

                  Except as otherwise specifically provided in this Agreement or as Previously Disclosed to FCB, CBI and CRB each hereby make the following representations and warranties to FCB. Additionally, CBI and CRB each hereby makes the representations contained in Paragraphs 3.13, 3.15, 3.16, 3.21, 3.23,
3.25 and 3.28 regarding each of RIA and FNFS to the same extent as if those two companies were included within the term "CBI Companies."

                  3.01.    Organization; Standing; Power.

                           (a) CBI is duly organized and  incorporated,  validly
existing and in good standing as a business corporation under the laws of South Carolina.

                           (b)  CRB is duly  organized  and  chartered,  validly
existing and in good standing as a national banking association under the laws of the United States of America.

                           (c)  CRM  and  CFS   each  is  duly   organized   and
incorporated, validly existing and in good standing as a business corporation under the laws of South Carolina.

                           (d) Each of the CBI  Companies  (i) has all requisite
power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as it now is being conducted; (ii) is duly qualified to do business and is in good standing in each jurisdiction in which it owns, leases or operates properties of a character, or in which it transacts business of a nature, that makes such qualification necessary, except where failure so to qualify would not have a CBI Material Effect; and (iii) is not transacting business or operating any properties owned or leased by it in violation of any provision of federal, state or local law or any rule or regulation promulgated thereunder, except where such violation would not have a CBI Material Effect.

                  3.02.    Capital Stock.

                           (a)  CBI's  authorized   capital  stock  consists  of
12,000,000 shares of CBI Stock, of which 4,450,556 shares are issued and outstanding.

                           (b)  CRB's  authorized   capital  stock  consists  of
3,000,000 shares of CRB Stock, of which 3,000,000 shares are issued and outstanding. All outstanding shares of CRB Stock are owned, beneficially and of record, by CBI.

                           (c)  CRM's  authorized   capital  stock  consists  of
100,000 shares of no par value common stock ("CRM Stock"), of which 1,000 shares are issued and outstanding. All outstanding shares of CRM Stock are owned, beneficially and of record, by CBI.

                           (d)  CFS's  authorized   capital  stock  consists  of
100,000 shares of no par value common stock ("CFS Stock"), of which 1,000 shares are issued and outstanding. All outstanding shares of CFS Stock are owned, beneficially and of record, by CRB.

                           (e)  None  of  the  CBI   Companies   has  any  other
authorized or outstanding shares of capital stock. Each outstanding share of CBI Stock, CRB Stock, CRM Stock and CFS Stock (i) has been duly authorized and is validly issued and outstanding, fully paid and, except as provided in Section 55 of the National Bank Act in the case of CRB Stock, nonassessable, and (ii) has not been issued in violation of the preemptive rights of any shareholder.

                  3.03. Principal Shareholders. To the Knowledge of CBI, no person or entity directly or indirectly owns, beneficially or of record, more than 5% of the outstanding shares of CBI Stock.

                  3.04. Subsidiaries. With the exception of SCB Capital Trust I which is a limited purpose, unconsolidated subsidiary of CBI, and except as Previously Disclosed or otherwise described in this Agreement, none of the CBI Companies has any subsidiaries, direct or indirect; and, except for equity securities included in their investment portfolios on May 31, 2008, as Previously Disclosed to FCB, none of them own any stock or other equity interest in any other corporation, service corporation, joint venture, partnership or other entity.

                  3.05. Convertible Securities, Options, Etc. With the exception of CBI Options issued under CBI's 2007 Equity Plan and 1997 Stock Option Plan covering an aggregate of 385,098 shares of CBI Stock, and CBI RSAs issued under CBI's 2007 Equity Plan covering an aggregate of 13,200 shares of CBI Stock, there are no outstanding, (a) securities or other obligations (including debentures or other debt instruments) issued by any of the CBI Companies which are convertible into shares of their capital stock or any other securities issued by any of them, (b) options, warrants, rights, calls or other commitments of any nature which entitle any person or entity to receive or acquire from them any shares of capital stock of any of the CBI Companies or any other securities of issued by any of them, or (c) plan, agreement or other arrangement pursuant to which shares of capital stock of any of the CBI Companies or any other securities issued by any of them, or options, warrants, rights, calls or other commitments of any nature pertaining to any securities of any of them, have been or may be issued by any of them.

                  3.06. Authorization and Validity of Agreement. This Agreement has been duly and validly approved by CBI's and CRB's respective Boards of Directors and by CBI as the sole shareholder of CRB. Subject only to approval of this Agreement by the shareholders of CBI in the manner required by law and receipt of required approvals of Regulatory Authorities, (a) CBI and CRB each has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described in this Agreement, (b) all corporate proceedings and approvals required to authorize CBI and CRB to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly completed or obtained, and (c) this Agreement constitutes the valid and binding agreement of each of CBI and CRB and is enforceable against each of them in accordance with its terms (except to the extent enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (ii) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (iii) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

                  3.07. Validity of Transactions; Absence of Required Consents or Waivers. Subject only to approval of this Agreement by CBI's shareholders in the manner required by law and receipt of required approvals of Regulatory Authorities, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by CBI or CRB with any of its or their obligations or agreements contained herein, nor any action or inaction by CBI or CRB required herein, will: (a) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, CBI's Articles of Incorporation or CRB's Articles of Association, or their respective Bylaws, or any contract, agreement, lease, mortgage, note, bond, indenture, license, obligation or understanding (oral or written) to which either of them is bound or the business, capital stock, properties or assets of either of them is subject; (b) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of the properties or assets of CBI or CRB; (c) violate any applicable federal or state statute, law, rule, or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; or (d) result in the acceleration of any obligation or indebtedness of CBI or CRB.

                  No consents,  approvals or waivers are required to be obtained from any person or entity in connection with CBI or CRB's execution and delivery of this Agreement, or the performance of their obligations or agreements, or the consummation of the transactions, described herein, except for required approvals of CBI's shareholders and Regulatory Authorities.

                  3.08. Books and Records. The CBI Companies' respective business records, books of account, and management information and data systems
(a) have been maintained in compliance with all applicable legal, regulatory and accounting requirements, and such books and records are complete and reflect accurately in all material respects their respective assets and items of income and expense, and all transactions and dispositions of assets, and (b) are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the CBI Companies or CBI's independent accountants and consultants (including all means of access thereto and therefrom).

                  The CBI Companies' respective minute books are complete and accurately reflect in all material respects all corporate actions which their respective shareholders, boards of directors, and all committees thereof, have taken during the time periods covered by such minute books.

                  3.09.    Reports to Regulatory Authorities.

                           (a) Since January 1, 2003, the CBI Companies each has
timely filed all reports, registrations and statements and other filings, together with any amendments required to be made with respect thereto, that either of them was required to file with any Regulatory Authority (collectively, the "CBI Reports"). Each CBI Report complied in all material respects with all applicable statutes applicable thereto, and to all rules and regulations enforced or promulgated by the Regulatory Authorities with which it was filed, and, at the time it was filed (or if amended or superseded by a subsequent filing prior to the date of this Agreement, then on the date of that subsequent filing) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (b) CBI has Previously Disclosed to FCB copies of all
comment letters received by any of the CBI Companies from any Regulatory Authority since December 31, 2003, regarding any CBI Report, together with the CBI Companies' responses to such comment letters. Except as described in those comment letters, none of the CBI Companies have been notified by any Regulatory Authority that any such CBI Report was deficient in any material respect as to form or content.

                           (c) None of CRB,  CRM or CFS is  required to file any
report, registration, statement or other filing with the Securities and Exchange Commission (the "SEC") or with any other Regulatory Authority pursuant to any federal or state laws pertaining to the purchase, sale or issuance of securities or the regulation thereof or the market therefor which has not been filed.

                           (d)  CBI's  officers  who  serve  as  its  "principal
executive officer" and "principal financial officer" (as those terms are defined in the SEC's rules and regulations) have made, and CBI has furnished to the SEC, all certifications with respect to CBI Reports filed with the SEC under the 1934 Act that were required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended ("SOX") and rules and regulations of the SEC thereunder, and those certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn. Neither CBI nor any of its officers has received notice from the SEC questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

                  3.10. Consolidated Financial Statements. CBI has Previously Disclosed to FCB copies of the CBI Audited Financial Statements and the CBI Interim Financial Statements. The CBI Audited Financial Statements and CBI Interim Financial Statements (a) comply as to form in all material respects with the applicable published rules and regulations of Regulatory Authorities with respect thereto, (b) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, (c) are in accordance with the CBI Companies' books and records, and (d) present fairly in all material respects CBI's consolidated financial condition, assets and liabilities, results of operations, changes in stockholders' equity and changes in cash flows as of the dates indicated and for the periods specified therein (except to the extent that the CBI Interim Financial Statements are subject to normal and recurring year-end adjustments that are not expected to be material in amount or effect, except as indicated in such interim financial statements or notes thereto). The CBI Audited Financial Statements have been audited by J. W. Hunt & Company LLP which serves as CBI's independent registered public accounting firm, as evidenced by that firm's report included therein.

                  3.11.    Tax Matters.

                           (a)  For  purposes  of  this   Paragraph   3.11,  the
following definitions shall apply:

                                    "Regulations" means the Treasury Regulations
(including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

                                    "Tax" or "Taxes"  means any and all federal,
state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the tax liability of any other Person (or any predecessor or successor thereof or any analogous or similar provision under Law).

                                    "Tax  Returns"  means  any and all  returns,
reports and forms (including elections, declarations, amendments, schedules, information returns or attachments thereto) required to be filed with a Governmental Authority with respect to Taxes

                           (b)  Each  of the CBI  Companies  has  filed  all Tax
Returns that it was required to file under applicable laws and regulations. All such Tax Returns were correct and complete in all material respects. All Taxes due and owing by any of the CBI Companies (whether or not shown on any Tax
Return) have been fully and timely paid. None of the CBI Companies is the beneficiary of any extension of time within which to file any Tax Return which has not been filed. No claim has ever been made by an authority in a jurisdiction where any of the CBI Companies does not file Tax Returns that any of them is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of any of the CBI Companies.

                           (c) Each of the CBI  Companies  has withheld and paid
all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                           (d) CBI has Previously Disclosed to FCB a list of all
federal, state, local, and foreign income Tax Returns filed with respect to any of the CBI Companies that are the subject of an ongoing audit. None of the CBI Companies, nor any director or officer (or employee responsible for Tax matters) of any of them, expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to any of the CBI Companies, and none of them has received from any foreign, federal, state, or local taxing authority (including jurisdictions where they have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review or (ii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against any of the CBI Companies.

                           (e) None of the CBI  Companies has waived any statute
of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                           (f)  None  of the CBI  Companies  has  been a  United
States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii). Each of the CBI Companies has disclosed on its respective federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code ss.6662. None of the CBI Companies has any liability for the Taxes of any person under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                           (g) The  aggregate  unpaid Taxes of the CBI Companies
(i) did not, as of the most recent fiscal quarter end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet delivered to the FCB (rather than in any notes thereto), and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the CBI Companies in filing their Tax Returns. Since the date of the most recent balance sheet delivered to FCB, none of the CBI Companies has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

                           (h) None of the CBI  Companies  will be  required  to
include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

                                    (A)  change in method  of  accounting  for a
taxable period ending on or prior to the Closing Date;

                                    (B) "closing agreement" as described in Code
ss.7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date;

                                    (C)  installment  sale or  open  transaction
disposition made on or prior to the Closing Date; or

                                    (D) prepaid  amount  received on or prior to
the Closing Date.

                           (i) None of the CBI Companies has  distributed  stock
of another Person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Code ss.355.

                           (j) Each of the CBI Companies currently is an accrual
basis taxpayer.

                   3.12.   Absence of Changes or Certain Other Events.

                           (a)  Since  December  31,  2007,   each  of  the  CBI
Companies has conducted its business only in the ordinary course, and there has been no CBI Material Change, and there has occurred no event or development, and there currently exists no condition or circumstance, which, individually or in the aggregate, and with the lapse of time or otherwise, may or could cause, create or result in a CBI Material Change.

                           (b) Since  December 31, 2007, and except as described
in Paragraph 3.13 below, none of the CBI Companies has incurred any material liability, engaged in any material transaction, increased the salaries, compensation or general benefits payable or provided to its employees (with the exception of routine increases in the salaries of employees effected by CRB at such times and in such amounts as is consistent with its past practices and its salary administration and review policies and procedures in effect prior to September 30, 2007), suffered any material loss, destruction, or damage to any of its properties or assets, or made a material acquisition or disposition of any assets, or entered into any material contract or lease.

                  3.13. Absence of Undisclosed Liabilities. Except as reflected in the CBI Interim Financial Statements, none of the CBI Companies has any material liability or obligation, whether matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (a) increases in CRB's deposit accounts in the ordinary course of its business since December 31, 2007, or (b) unfunded commitments to make, issue or extend loans, lines of credit, letters of credit or other extensions of credit entered into in the ordinary course of CRB's business and in accordance with its normal lending policies and practices and which, either individually or in the aggregate, do not exceed the lesser of amounts which are consistent with CRB's lending practices prior to the date of this Agreement or the maximum amounts permitted by applicable banking regulations

                  3.14. Compliance with Existing Obligations. Each of the CBI Companies has performed in all material respects all obligations required to be performed by it under, and it is not in default in any material respect under, or in violation in any material respect of, the terms and conditions of its Articles of Incorporation or Association, as applicable, Bylaws and/or any material contract, agreement, lease, mortgage, note, bond, indenture, license, obligation, understanding or other undertaking (whether oral or written) to which it is bound or by which its business, operations, capital stock, properties or assets are subject.

                  3.15. Litigation and Compliance with Law.

                           (a)  There  are  no  actions,  suits,   arbitrations,
controversies or other proceedings or investigations or, to the Knowledge of CBI, any facts or circumstances which reasonably could be expected to result in such, including without limitation any such action by any Regulatory Authority, which currently exist or are ongoing, pending or, to the Knowledge of CBI, threatened, contemplated or probable of assertion, against any of the CBI Companies or any person in his or her capacity as a director or officer of any of the CBI Companies, or any of their respective properties or assets, or otherwise relating to or affecting any of the CBI Companies or their respective businesses or assets.

                           (b)  Each of the  CBI  Companies  has  all  licenses,
permits, orders, and authorizations or approvals ("Permits") of all Regulatory Authorities and all other federal, state, local or foreign governmental or regulatory agencies, that are required by law or regulation and that are material to or necessary for the conduct of its business or for it to own, lease and operate its properties; all such Permits are in full force and effect; no violations have occurred with respect to any such Permits; and no proceeding is pending or, to the Knowledge of CBI, threatened or probable of assertion, to suspend, cancel, revoke or limit any Permit except in cases in which the failure to obtain or maintain in force any such Permit, or the violation thereof, will not have a CBI Material Effect.

                           (c)  None  of the CBI  Companies  is  subject  to any
supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any Regulatory Authority relating to its financial condition, directors or officers, employees, operations, capital, public disclosure and reporting, regulatory compliance or any other matter; there are no judgments, orders, stipulations, injunctions, decrees or awards against any of the CBI Companies which limit, restrict, regulate, enjoin or prohibit in any material respect any present or past business or practice; and, to the Knowledge of CBI, no Regulatory Authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, writ, injunction, directive, memorandum, judgment, stipulation, decree or award.

                           (d)  None of the CBI  Companies  is in  violation  or
default in any material respect under, and each of them has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any Regulatory Authority. To the Knowledge of CBI, no person or authority has asserted a claim, and, to the Knowledge of CBI, there is no reasonable basis for any claim by any person or authority for compensation, reimbursement, damages or other penalties or relief for any violations described in this subparagraph (d).

                           (e) CBI has  complied,  and is in  compliance  in all
material respects, with the listing requirements, including all corporate governance requirements, of The American Stock Exchange.

                  3.16.    Real Properties.

                           CBI  has  Previously  Disclosed  to FCB a list of all
parcels of CBI Real Property, together with true and complete copies of all lease agreements pertaining to each parcel of CBI Real Property in which any of them has a leasehold interest ("Lease Agreements"). Neither RIA nor FNFS owns or leases any real property.

                           (a) With respect to each parcel of CBI Real  Property
owned by any of the CBI Companies, that company has good and marketable fee simple title to that CBI Real Property and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects and exceptions to title other than (i) the lien of current taxes not yet due and payable, and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not materially and adversely affect the economic value or marketability of that CBI Real Property or materially detract from, interfere with or restrict the present or future use of that CBI Real Property for the purposes for which it currently is used.

                           (b) With respect to each parcel of CBI Real  Property
in which any of the CBI Companies holds a leasehold interest, (i) that company has unconditionally accepted occupancy of and currently is occupying that property; (ii) the lease term, commencement date, expiration date, renewal terms, and current rent applicable to that parcel is as set forth in the Lease Agreement pertaining to it; (iii) the Lease Agreement pertaining to that parcel is in full force and effect and has not been modified or amended; (iv) the terms and conditions of the Lease Agreement pertaining to that parcel will continue without modification notwithstanding the Merger, and the Merger will not be deemed to be a transfer or assignment in violation of or otherwise to violate the Lease Agreement, to require the approval or consent of the landlord under the Lease Agreement, or to prevent the exercise of, or result in the loss of, any right or option to renew or extend the Lease Agreement or to purchase that parcel; (v) that company has performed all of the lessee's obligations (including the payment of rent) under the Lease Agreement pertaining to that parcel, and no event of default by it exists or has occurred under that Lease Agreement (including without limitation any default that would prevent the exercise of or result in the loss of any right or option to renew or extend the Lease Agreement or to purchase that parcel); and (vi) to the Knowledge of CBI, the lessor of that parcel has performed all of the lessor's obligations under the Lease Agreement pertaining to that parcel, and no event of default by the lessor exists or has occurred under that Lease Agreement.

                           (c) Each parcel of CBI Real Property  complies in all
material respects with all applicable federal, state and local laws, regulations, ordinances, or orders of any governmental or regulatory authority, including without limitation those relating to zoning, building and use permits and the Americans with Disabilities Act. The parcels of CBI Real Property upon which CRB's banking offices are situated, or which otherwise are used by any of the CBI Companies in conjunction with its respective business, may, under applicable zoning ordinances, be used for the purposes for which they currently are used as a matter of right rather than as a conditional or nonconforming use.

                           (d) With respect to each parcel of CBI Real  Property
that currently is used by any of the CBI Companies as an office, (i) all improvements and fixtures included in or on that CBI Real Property are in satisfactory condition and repair and performing the functions and operations for which they were designed, ordinary wear and tear excepted, and (ii) there does not exist any condition which materially and adversely affects the economic value or marketability of that CBI Real Property or materially detracts from, interferes with or restricts its present or future use of that CBI Real Property or those improvements and fixtures for the purposes for which they currently are used.

                  3.17.    Loans, Accounts, Notes and Other Receivables

                           (a)  All  Loans   reflected  as  assets  on  the  CBI
Companies' books and records or which have been sold by any of them (i) have resulted from bona fide business transactions in the ordinary course of their respective operations, (ii) were made in all material respects in accordance with their standard practices and procedures, and (iii) in the case of Loans reflected as assets on their books, are owned by them free and clear of all liens, encumbrances, assignments, repurchase agreements or other exceptions to title, or the ownership or collection rights of any other person or entity, except for liens granted to the Federal Home Loan Bank of Atlanta to secure advances to CRB in the ordinary course of its business.

                           (b) All records of the CBI  Companies  regarding  all
outstanding Loans (including Loans reflected as assets on their books and records, and Loans which have been sold by any of them), and all foreclosed CBI Real Property and other collateral for Loans owned by the CBI Companies, are accurate in all material respects, and each Loan which their Loan documentation indicates is secured by any real or personal property or property rights ("Loan Collateral") is secured by valid, perfected and enforceable liens on all such Loan Collateral having the priority described in their records of such Loan.

                           (c)  Each  Loan  reflected  as an  asset  on the  CBI
Companies' books and records or which has been sold by any of them, and each guaranty therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon (subject to the application of general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws), and no defense, offset or counterclaim has been asserted with respect to any such Loan or guaranty.

                           (d) with  respect to Loans on the books of any of the
CBI Companies as of April 30, 2008, CBI has Previously Disclosed to FCB written listings reflecting:

                                    (i)  each  Loan  which  was   carried  in  a
nonaccrual status or classified by any Regulatory Authority, or by CBI or CRB itself, as "Loss," "Doubtful," "Substandard" or "Special Mention" (or otherwise by words of similar import), or which they otherwise had designated as a special asset, a "potential problem loan," or for special handling, or had placed on any "watch list" or similar internal list because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefor;

                                    (ii) each Loan  which was past due more than
30 days as to the payment of principal and/or interest;

                                    (iii)  each  Loan as to  which  any  obligor
(including the borrower or any guarantor) otherwise was in default, was, to the Knowledge of CBI, the subject of a proceeding in bankruptcy, or on which any obligor has indicated any inability or intention not to repay such loan in accordance with its terms, and that do not appear in the Loans Previously Disclosed to FCB pursuant to (i) or (ii) above;

                                    (iv)  each  Loan  which  had  been  held for
resale for as much or more than 90 days but not sold;

                                    (v) each  Loan  which  had been  repurchased
from any investor and was recorded (or will be recorded) on the books of any of the CBI Companies;

                           (e) with respect to Loans  previously  sold by any of
the CBI Companies, CBI has Previously Disclosed to FCB written listings reflecting:

                                    (i) each Loan on the balance  sheet that has
been repurchased from investors;

                                    (ii) each Loan  which is in the  process  of
being repurchased or which any of the CBI Companies have been requested to repurchase by any investor;

                                    (iii)   each   Loan  that  any  of  the  CBI
Companies have identified as having a risk of repurchase from any investor;

                                    (iv) each Loan as to which any  investor has
requested indemnification from any of the CBI Companies, or as to which there is any outstanding mortgage insurance claim, together with a statement as to whether any of the CBI Companies have agreed to or rejected the indemnification request, and, in the case of each Loan as to which any of the CBI Companies have agreed to a request for indemnification, a description of the terms of that indemnification.

                           (f) To the Knowledge of CBI, each of the Loans on the
books of, or previously sold by, any of the CBI Companies (with the exception of those Loans Previously Disclosed to FCB as described in Paragraph 3.17(d) and
(e) above) is collectible in the ordinary course of their business or the business of the investor that purchased the loan in an amount which is not less than the amount at which it is carried on their books or should be carried in accordance with GAAP on the investor's books and records.

                           (g) The CBI  Companies'  reserve  for  possible  loan
losses (the "Loan Loss Reserve") has been established in conformity with GAAP, sound banking practices and all applicable rules, requirements and policies of Regulatory Authorities and, in the best judgment of management and the Boards of Directors of CBI and CRB, is reasonable in view of the size and character of the CBI Companies' Loan portfolio, current economic conditions and other relevant factors, and is adequate in all material respects to provide for losses relating to or the risk of loss inherent in their Loan portfolio and foreclosed Real Property owned by them.

                           (h) The CBI  Companies'  reserves for  possible  loan
repurchases (the "Loan Repurchase Reserve") has been established in conformity with GAAP, sound banking practices and all applicable rules, requirements and policies of Regulatory Authorities and, in the best judgment of management and the Boards of Directors of CBI and CRB, is reasonable in view of the amount and character of (i) Loans which have been sold, (ii) Loans which have been repurchased or are in process of being repurchased, (iii) Loans which have been identified as being at risk of repurchase, (iv) potential losses related to current and future repurchased Loans, and (v) current economic conditions, and other relevant factors.

                  3.18. Securities Portfolio and Investments. CBI has Previously Disclosed to FCB a listing of all securities owned, of record or beneficially, by any of the CBI Companies as of May 31, 2008. All securities owned, of record or beneficially, by any of the CBI Companies as of the date hereof are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory (other than customary pledges to secure public funds deposits, and sales of securities under agreements to repurchase, entered into by CRB in the ordinary course of its business with its customers, and restrictions imposed by and the rights of the issuers of such securities), which would materially impair the ability of any of the CBI Companies to dispose freely of any such security and/or otherwise to realize the benefits of ownership at any time. There are no voting trusts or other agreements or undertakings to which any of the CBI Companies is a party with respect to the voting of any such securities. With respect to all repurchase agreements under which CBI or CRB has "purchased" securities under agreement to resell, it has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed to it which is secured by such collateral.

                  Since May 31, 2008 there has been no material deterioration or adverse change in the quality, or any material decrease in the value, of the CBI Companies securities portfolios as a whole.

                  3.19. Personal Property and Other Assets. All banking equipment, data processing equipment, vehicles, and other personal property used by either CBI or CRB and material to the operation of its business are owned by it free and clear of all liens, encumbrances, leases, title defects or exceptions to title. To the Knowledge of CBI, all personal property material to the business of each of the CBI Companies is in good operating condition and repair, ordinary wear and tear excepted.

                  3.20. Intellectual Property. The CBI Companies own, possess or have the right to use their respective corporate names and any and all patents, licenses, trademarks, trade names, copyrights, trade secrets and proprietary and other confidential information or intellectual property necessary to conduct their businesses as now conducted; and, none of them have violated, and they are not in conflict with, any patent, license, trademark, trade name, copyright or proprietary right of any other person or entity.

                  3.21. Environmental Matters.

                           (a) As used in this Agreement,  "Environmental  Laws"
means: (i) all federal,  state, and local statutes,  regulations and ordinances,
(ii) all common law, and (iii) all orders, decrees, and similar provisions having the force or effect of law and to which any of the CBI Companies are subject, which, in the case of any of the above, concern or relate to pollution or protection of the environment, standards of conduct and bases of obligations or liability, in either case relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control, or clean-up of any "Hazardous Substances" (as defined below), public or worker health and safety, wetlands protection, drainage or stormwater management, noise, odor, or indoor air pollution.

                           "Hazardous    Substance"    means   any    materials,
substances, wastes, chemical substances, or mixtures presently listed, defined, designated, classified or regulated as hazardous, toxic, or dangerous, or otherwise regulated, under any Environmental Laws, whether by type or quantity, including without limitation pesticides, pollutants, contaminants, toxic chemicals, oil, or other petroleum products or byproducts, asbestos or materials containing (or presumed to contain) asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, lead, radon, methyl tertiary butyl ether, or radioactive material.

                           (b) CBI has  Previously  Disclosed to FCB all written
reports, correspondence, notices or other information or materials, if any, in its possession pertaining to environmental surveys or assessments of the CBI Real Property and any improvements thereon, the presence of any Hazardous Substance on any of the CBI Real Property, or any violation or alleged violation of Environmental Laws on, affecting or otherwise involving the CBI Real Property or involving any of the CBI Companies.

                           (c) To the  Knowledge  of  CBI,  there  has  been  no
presence, use, production, generation, handling, transportation, treatment, storage, disposal, emission, discharge, release, or threatened release of any Hazardous Substances (excluding any such substance used, generated, stored, disposed of or otherwise handled in the ordinary course of CBI's or CRB's business for purposes of office cleaning, maintenance or operation, in quantities normally needed for those purposes, and in compliance with all applicable Environmental Laws, or any such substances that may be naturally occurring in any ambient air, surface water, ground water, land surface or subsurface strata on any of the CBI Real Property) by any person on or from any of the CBI Real Property which constitutes a violation of any Environmental Laws, and there has been no removal, clean-up or remediation of any Hazardous Substances from, on or relating to any of the CBI Real Property.

                           (d)  None  of the  CBI  Companies  has  violated  any
Environmental Laws relating to any of the CBI Real Property, and, to the Knowledge of CBI, there has been no violation of any Environmental Laws relating to any of the CBI Real Property by any other person or entity for whose liability or obligation with respect to any particular matter or violation for which any of the CBI Companies is or may be responsible or liable.

                           (e)  None  of the CBI  Companies  is  subject  to any
claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances on, from or relating to any of the CBI Real Property or by any person or entity.

                           (f) To the  Knowledge  of CBI,  no  facts,  events or
conditions relating to any of the CBI Real Property, or the operations of any of the CBI Companies at any of their office locations, will prevent, hinder or limit continued compliance with Environmental Laws or give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws.

                           (g) To the  Knowledge  of CBI,  (i) there has been no
violation of any Environmental Laws with respect to any Loan Collateral by any person or entity for whose liability or obligation with respect to such violation any of the CBI Companies is or may be responsible or liable, (ii) none of the CBI Companies is subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon, the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances on, from or relating to any Loan Collateral, by any person or entity, and (iii) there are no facts, events or conditions relating to any Loan Collateral that will give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities pursuant to Environmental Laws.

                  3.22. Absence of Brokerage or Finders Commissions. CBI has Previously Disclosed to FCB a copy of its consulting or advisory agreement with Allen C. Ewing & Co. ("Ewing") containing all terms pertaining to services that firm will provide to CBI, and all fees or other compensation payable by CBI to that firm, in connection with this Agreement and the Merger. Except for CBI's engagement of Ewing (a) all negotiations relative to this Agreement and the transactions described herein have been carried on by CBI directly (or through its legal counsel) with FCB, and no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, CBI or CRB or their respective Boards of Directors as a broker, finder or agent, or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission or compensation, in connection with or as a result of the transactions described herein; and (b) none of the CBI Companies has agreed, or has any obligation, to pay any brokerage fee or other commission, fee or other compensation to any person or entity in connection with or as a result of the transactions described herein.

                  3.23. Material Contracts. Other than a benefit plan or employment agreement and CBI Stock Awards Previously Disclosed to FCB pursuant to Paragraph 3.25, and with the exception of outstanding Loans and deposit accounts made or accepted by CRB and CRM in the ordinary course of their business, none of the CBI Companies is a party to or bound by any agreement (a) involving money or other property in an amount or with a value, or calling for aggregate payments by any of the CBI Companies over the remaining term of the agreement, in excess of $75,000, (b) which calls for the provision of goods or services and which cannot be terminated without material penalty upon not more than 30 days notice to the other party thereto, (c) which otherwise is material to it and was not entered into in the ordinary course of business, (d) which involves hedging, options or any similar trading activity, or interest rate exchanges or swaps, (e) which commits any of the CBI Companies to make, issue or extend any loan other than commitments for Loans by CRB in amounts and on terms that are consistent with the amounts and terms of Loans made by CRB and CRM in the ordinary course of their business, (f) which involves the sale of any assets of any of the CBI Companies which are used in and material to the operation of their business, (g) which involves any purchase or sale of real property in any amount, or which involves the purchase or sale of any other assets in the amount of more than $25,000 in the case of any single transaction or $100,000 in the case of all such transactions, (h) which involves the purchase, sale, issuance, redemption or transfer of any CBI Stock or other securities, or (i) with any director, officer or principal shareholder of CBI.

                  None of the CBI Companies are in default in any material respect, and there has not occurred any event which, with the lapse of time or giving of notice, or both, would constitute such a default by any of the CBI Companies, under any contract, lease, insurance policy, commitment or arrangement to which it is a party or by which it or its property is or may be bound or affected or under which it or its property receives benefits.

                  3.24. Employment Matters; Employee Relations. Each of the CBI Companies (a) has paid in full to or accrued in accordance with GAAP on behalf of all its directors, officers and employees all wages, salaries, commissions, bonuses, fees and other direct compensation for all labor or services performed by them to the date of this Agreement, and all vacation pay, sick pay, severance pay, overtime pay and other amounts for which it is obligated under applicable law or its existing agreements, benefit plans, policies or practices, and (b) is in compliance with all applicable federal, state and local laws, statutes, rules and regulations with regard to employment and employment practices, terms and conditions, wages and hours and other compensation matters, except where a failure of compliance, either individually or cumulatively with other such failures, would not have a CBI Material Effect; and no person has made any claim that any of the CBI Companies is liable in any amount for any arrearage in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

                  There is no action, suit or proceeding by any person pending or, to the Knowledge of CBI, threatened, against any of the CBI Companies (or any of their officers, directors or employees), involving employment discrimination, sexual harassment, wrongful discharge or other claims involving their employment practices.

                  None of the CBI Companies is a party to or bound by any collective bargaining agreement with any of its employees, any labor union or any other collective bargaining unit or organization. There is no pending or, to the Knowledge of CBI, threatened labor dispute, work stoppage or strike involving any of the CBI Companies and any of their employees, or any pending or, to the Knowledge of CBI, threatened proceeding in which it is asserted that any of the CBI Companies has committed an unfair labor practice; and to the Knowledge of CBI, there is no activity involving any of the CBI Companies or any of their employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

                  3.25.    Employment Agreements; Employee Benefit Plans.

                           (a) For  purposes of this  Agreement,  the  following
definitions shall apply:

                                    "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended.

                                    "COBRA" means the provisions of Code Section
4980B and Part 6 of Subtitle B of Title I of ERISA.

                                    "HIPPA" means the provisions of the Code and
ERISA enacted by the Health  Insurance  Portability  and  Accountability  Act of
1996.

                           (b) CBI has  Previously  Disclosed  to FCB a true and
complete list of: (i) all bonus, deferred compensation, pension, retirement, salary continuation, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock appreciation rights, and stock option plans (including a listing of all outstanding CBI Stock Awards);

(ii) all employment, change in control and severance contracts; (iii) all medical, dental, health, and life insurance plans; (iv) all vacation, sickness and other leave plans; (iv) all disability and death benefit plans; and (v) all other employee benefit plans, contracts, or arrangements (including any other stock-based plan or arrangements) maintained or contributed to by it for the benefit of any of its current or former officers, employees, contractors or directors or any of their beneficiaries, or for which any of the CBI Companies may have any liability (collectively, the "Plans"). There are no other entities or other trades or businesses that can or should be treated as a single employer, together with any of the CBI Companies, with respect to any Plan under
Section 414 of the Code. All reports and returns with respect to the Plans (and any Plans previously maintained by any of the CBI Companies) required to be filed with any governmental department, agency, service or other authority, including without limitation Internal Revenue Service Form 5500 (Annual Report) or the one-time filing with the United States Department of Labor (the "DOL") in lieu of such Annual Report, or distributed to participants and their beneficiaries, have been properly and timely filed or distributed.

                           (c) All Plans  currently  are,  and at all times have
been, in compliance with all material provisions and requirements of applicable law, including the Code and ERISA and the terms of the Plans. There is no pending or threatened litigation relating to any Plan. None of the CBI Companies have engaged in a transaction with respect to any Plan that could subject it, any of them or their directors or employees or any Plan to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) or (l) of ERISA.

                           (d)  All  Plans  which  are   intended  to  be  plans
qualified under Section 401(a) of the Code ("Retirement Plans"), are qualified under the provisions of Section 401(a) of the Code, the trusts under the Retirement Plans are exempt trusts under Section 501(a) of the Code, and determination or opinion letters have been issued and may be relied upon, or have been applied for, with respect to each such qualification and exemption, including determination letters covering the current terms and provisions of the Retirement Plans unless the time period for applying for any such determination or opinion letters covering the current terms and provisions of the Retirement Plans has not yet expired. There is no reason why any such determination letter will or should be revoked or not be issued or reissued. There are no issues relating to said qualification or exemption of the Retirement Plans pending or threatened before the IRS, the DOL, the Pension Benefit Guaranty Corporation or any court. There are no claims, issues or disputes with respect to any of the Plans or the administration thereof currently existing between any of the CBI Companies, or any trustee or other fiduciary thereunder, and any governmental agency, any current or former employee of any of the CBI Companies or beneficiary of any such employee, or any other person or entity (other than claims for benefits in the ordinary course).

                           (e) All contributions,  premiums or payments required
to be made pursuant to the terms of each of the Plans have been timely made. All such contributions were fully deductible and not subject to excise taxes under the Code.

                           (f) There are no restrictions on the rights of any of
the CBI Companies to amend or terminate unilaterally any Plan with respect to prospective benefit accruals without incurring any liability thereunder (other than normal administrative expenses). Termination or liquidation of any Plan or any of the investments or insurance contracts relating to any Plan will not result in any material sales charge, surrender fee, interest rate adjustment or similar expense. Neither the execution and delivery of this Agreement nor the consummation of the transactions described herein (either alone or in combination with another event) will, except as otherwise specifically provided in this Agreement or as Previously Disclosed to FCB, (i) result in any payment to any person (including without limitation any severance compensation or payment, unemployment compensation, "golden parachute" or "change in control" payment, or otherwise) becoming due under any Plan or agreement to any director, officer, employee or consultant, (ii) increase any benefits otherwise payable under any Plan or agreement, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

                           (g) With respect to each Plan, no event has occurred,
and there exists no condition or set of circumstances in connection with which any of the CBI Companies could, directly or indirectly, be subject to any liability under ERISA, the Code or any other applicable law, except for liability for benefit claims and funding obligations payable in the ordinary course and consistent with the terms of the Plan.

                           (h) None of the CBI Companies  currently  sponsors or
maintains, and none of them have ever sponsored or maintained or been liable with respect to, any employee benefit plan that is or was (A) subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (B) a multiemployer plan as defined in Code Section 414(f) or ERISA Sections 3(37) or 4001(a)(31), (C) a multiple employer plan within the meaning of Code Section 413(c) or ERISA Sections 4063, 4064 or 4066 or (D) a multiemployer welfare arrangement within the meaning of ERISA Section 3(40).

                           (i) Each Plan that is a "group  health plan" has been
operated at all times in compliance in all material respects with the provisions of COBRA, HIPPA and other applicable law and any similar state laws. None of the Plans provide for medical, life or other welfare benefits to employees, contractors or directors beyond their retirement or other termination of service (other than coverage mandated by COBRA, the cost of which is fully paid by the current or former employee, contractor, director or their beneficiaries).

                           (j) For  purposes of the Plans,  each person has been
properly classified and treated as an employee or independent contractor for all applicable purposes.

                           (k) Each  "deferred  compensation  plan"  within  the
meaning of Code Section 409A to which any of the CBI Companies is a party complies in form with (or is within the period during which it can be amended to comply with) the requirements of Section 409A of the Code and has been operated in good faith compliance with such requirements since January 1, 2005.

                           (l) To the Knowledge of CBI, no fiduciary of any Plan
maintained by any of the CBI Companies has any liability for any breach of fiduciary duty or any other failure to act or comply in connection with the administration or investments of the assets of any such Plan.

                  3.26. Insurance. CBI has Previously Disclosed to FCB a listing of each blanket bond and liability, property and casualty, workers' compensation and employer liability, life, or other insurance policy in effect as of the date of this Agreement which is maintained by or insures any of the CBI Companies (the "Policies"). The Policies provide coverage in such amounts and against such liabilities, casualties, losses or risks as the CBI Companies are required by applicable law or regulation to maintain; and, in the reasonable opinion of management of CBI, the insurance coverage provided under the Policies is reasonable and adequate in all respects for the respective CBI Companies. Each of the Policies is in full force and effect and is valid and enforceable in accordance with its terms (subject to general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium or similar laws), and is underwritten by an insurer qualified to issue those policies in South Carolina; and the CBI Companies have complied in all material respects with requirements (including the giving of required notices) under each such Policy in order to preserve all rights thereunder with respect to all matters. None of the CBI Companies are in default under the provisions of, and none of them have received notice of cancellation or nonrenewal of or any premium increase on, or failed to pay any premium on, any Policy, and there has not been any material inaccuracy in any application for any Policy which would give the insurer a valid defense against paying a claim under that Policy. There are no pending claims with respect to any Policy, and, to the Knowledge of CBI, there currently are no conditions, and there has occurred no event, that is reasonably likely to form the basis for any such claim.

                  3.27. Insurance of Deposits. All deposits of CRB are insured by the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from CRB to the FDIC have been paid in full in a timely fashion, and no proceedings have been commenced or, to the Knowledge of CBI, are contemplated by the FDIC or otherwise to terminate such insurance.

                  3.28. Indemnification Obligations. Except to the extent provided by its Articles of Incorporation (or, in the case of CRB, its Articles of Association) or Bylaws in effect on the date of this Agreement or in a contract or agreement Previously Disclosed to FCB pursuant to Paragraph 3.23 or
3.25 of this Agreement, or as otherwise required by applicable law, none of the CBI Companies have any obligation to indemnify or hold harmless any of their current or former directors, officers, employees or shareholders or, except as would not be reasonably likely to have a CBI Material Effect, any other person, against or from any costs or expenses (including attorneys' fees), judgments, fines, amounts paid in settlement, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative. No claim, demand or request for payment of indemnification has been made or currently is pending or, to the Knowledge of CBI, threatened, against or with respect to any of the CBI Companies, and, to the Knowledge of CBI, no facts or circumstances exist which reasonably could be expected to result in such.

                  3.29. Disclosure and Accounting Controls. CBI maintains:

                           (a) disclosure controls and procedures as required by
and defined in the SEC's Rule 13a-15 under the 1934 Act which are reviewed quarterly by CBI's management, including its officers who serve as its principal executive officer and principal financial officer, and which are designed to ensure that information required to be disclosed by CBI in reports it files with or submits to the SEC under the 1934 Act is recorded, processed, summarized, communicated to CBI's management, and reported, within the time periods specified in the SEC's rules; and

                           (b)  internal  control  over  financial  reporting as
required by and defined in the SEC's Rule 13a-15 under the 1934 Act which provides reasonable assurance regarding the reliability of CBI's financial reporting and the preparation of its consolidated financial statements in accordance with GAAP, including policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the CBI Companies' transactions and dispositions of their assets, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of financial statements in accordance with GAAP, and receipts and expenditures are made only in accordance with authorizations of CBI's management and Board of Directors, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the CBI Companies' assets that could have a material effect on CBI's consolidated financial statements.

                  3.30. Obstacles to Regulatory Approval. To the Knowledge of CBI and CRB, there exists no fact or condition (including without limitation CRB's record of compliance with the Community Reinvestment Act) pertaining to any of the CBI Companies or their business or operations that may reasonably be expected to prevent or materially impede or delay CBI, CRB or FCB from obtaining all approvals of Regulatory Authorities required in order to consummate the transactions described in this Agreement.

                                   ARTICLE IV.
                      REPRESENTATIONS AND WARRANTIES OF FCB

                  Except as otherwise  specifically  described in this Agreement
or  as   Previously   Disclosed  to  CBI,   FCB  hereby   makes  the   following
representations and warranties to CBI and CRB.

                  4.01. Organization; Standing; Power. FCB (i) is duly organized and incorporated, validly existing and in good standing as a state-chartered bank under the laws of South Carolina, (ii) has all requisite power and authority (corporate and other) to own its properties and conduct its business as it now is being conducted, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which it owns, leases or otherwise operates properties of a character, or it transacts business of a nature, that makes such qualification necessary, except where failure to qualify would not have an FCB Material Adverse Effect.

                  4.02. Authorization and Validity of Agreement. This Agreement has been duly and validly approved by FCB's Board of Directors and by Bancorp in its capacity as FCB's sole shareholder. Subject only to receipt of required approvals of Regulatory Authorities, (a) FCB has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (b) all corporate proceedings required to be taken to authorize FCB to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly taken, and (c) this Agreement constitutes the valid and binding agreement of FCB and is enforceable in accordance with its terms (except to the extent enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (ii) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (iii) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

                  4.03. Validity of Transactions; Absence of Required Consents or Waivers. Subject to receipt of required approvals of Regulatory Authorities, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by FCB with any of its obligations or agreements contained herein, will: conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, FCB's Articles of Incorporation or Bylaws, or, except where the same could not reasonably be expected to have an FCB Material Effect,
(a) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any material contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which FCB is bound or by which it, or its businesses, capital stock, properties or assets may be affected, (b) result in the creation or imposition of any material lien, claim, interest, charge, restriction or encumbrance upon any of FCB's properties or assets, (c) violate any applicable federal or state statute, law, rule or regulation, or any order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body, or (d) result in the acceleration of any material obligation or indebtedness of FCB.

                  No consents, approvals or waivers are required to be obtained from any person or entity in connection with FCB's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of Regulatory Authorities described in Paragraph 7.01.

                  4.04. Financing. FCB has sufficient cash reserves, or has access to sufficient cash, with which to finance the transactions described herein.

                  4.05. Obstacles to Regulatory Approval. To the Knowledge of FCB, no fact or condition (including without limitation FCB's record of compliance with the Community Reinvestment Act) pertaining to FCB or its business exists that may reasonably be expected to prevent or materially impede or delay FCB from obtaining all approvals of Regulatory Authorities required in order to consummate the transactions described in this Agreement.

                                   ARTICLE V.
                            COVENANTS OF CBI AND CRB

         Except as otherwise specifically provided in this Agreement, CBI and CRB covenant and agree with FCB as described in the following paragraphs.

                  5.01.    Affirmative Covenants.

                           (a)  CBI  Shareholders'   Meeting;  Proxy  Statement;
Recommendation. CBI shall cause a meeting of its shareholders (the "CBI Shareholders' Meeting") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting by CBI's shareholders on the approval of the Plan of Merger. In connection with the call and conduct of, and all other matters relating to, the CBI Shareholders' Meeting (including the solicitation of appointments of proxies), CBI will comply in all material respects with all provisions of applicable law and regulations and with its Articles of Incorporation and Bylaws.

                           CBI will  solicit  appointments  of proxies  from its
shareholders for use at the CBI Shareholders' Meeting and, in connection with that solicitation, will prepare and distribute to its shareholders proxy solicitation materials (a "Proxy Statement") that, in all material respects, shall contain or be accompanied by such information regarding the CBI Shareholders' Meeting, this Agreement, the parties hereto, the Merger and other transactions described herein, and otherwise be in such form and contain such information, as is required by the 1934 Act and rules and regulations of the SEC thereunder (including without limitation Regulation 14A), or as CBI's Board of Directors otherwise shall determine.

                           CBI will mail the Proxy Statement to its shareholders
on a date mutually agreed upon by CBI and FCB, but in no event less than 20 days prior to the scheduled date of the CBI Shareholders' Meeting; provided, however, that no such materials shall be mailed to CBI's shareholders unless and until the Proxy Statement shall have been filed by CBI with the SEC, the review period applicable thereto shall have expired, and CBI shall have satisfactorily responded to and complied with any comments of the SEC thereon.

                           CBI   covenants   that  its  and   CRB's   directors,
individually and collectively as CBI's and CRB's Boards of Directors, will (i) recommend that CBI's shareholders vote their shares of CBI Stock at the CBI Shareholders' Meeting in favor of approval of the Plan of Merger, (ii) actively encourage CBI's shareholders to vote, or to authorize the proxies designated by CBI's Board to vote, their shares in favor of the Merger. The Proxy Statement distributed to CBI's shareholders in connection with the CBI Shareholders' Meeting will state that CBI's Board of Directors considers the Merger to be advisable and in the best interests of CBI and its shareholders and that the Board of Directors recommends that CBI's shareholders vote for approval of the Plan of Merger. Notwithstanding the foregoing, if CBI's Board of Directors reasonably believes in good faith, after consultation with and receipt of the advice of its outside legal counsel and financial advisers, that such a recommendation would violate the directors' duties or obligations as such to CBI or to its shareholders under applicable law as a result of CBI's receipt of a "Superior Proposal" (as that term is defined in Paragraph 9.02(b)(vi) below, then the Board of Directors may submit the Agreement to shareholders at the CBI Shareholders' Meeting without recommendation and, to the extent required by law, communicate the basis for its lack of a recommendation to the shareholders in the Proxy Statement or any appropriate amendment or supplement thereto.

                           (b)  Conduct of  Business  Prior to  Effective  Time.
Although the parties recognize that the operation of CBI and CRB until the Effective Time is the responsibility of their respective Boards of Directors and officers, CBI and CRB each agrees that, following the date of this Agreement and to and including the Effective Time, and except as otherwise provided herein or expressly agreed to in writing by FCB's Chief Executive Officer or Chief Financial Officer, CBI and CRB each will, and will cause each of the other CBI Companies to, carry on its business in and only in the regular and usual course in substantially the same manner as such business heretofore was conducted, and, to the extent consistent with such business and within its ability to do so, each of them agrees that it and each of the other CBI Companies will use Commercially Reasonable Efforts to:

                                    (i)  preserve  intact its  present  business
organization, to keep available its present officers and employees, and to preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with it;

                                    (ii)  maintain  all  of its  properties  and
equipment in customary repair, order and condition, ordinary wear and tear excepted;

                                    (iii)  maintain  its  books of  account  and
records in the usual, regular and ordinary manner in accordance with sound business practices applied on a consistent basis;

                                    (iv)  comply   with  all  laws,   rules  and
regulations applicable to it, to its properties, assets or employees, and to the conduct of its business;

                                    (v)   not   change   its    existing    loan
underwriting guidelines, policies or procedures in any material respect except as may be required by law or recommended by Regulatory Authorities; and

                                    (vi)  continue to maintain  federal  deposit
insurance as described in Paragraph 3.27 and, except to the extent that changed circumstances dictate otherwise, continue to maintain in force the Policies described in Paragraph 3.26 and not cancel, terminate, fail to renew, or modify any Policy, or allow any Policy to be cancelled or terminated, unless the cancelled or terminated Policy is replaced with a bond or policy providing coverage, or unless the Policy as modified provides coverage, that is substantially equivalent to the Policy that is replaced or modified;

                                    (vii) promptly  notify FCB of any actual or,
to their Knowledge, threatened litigation by or against any of them, together with a description of the circumstances surrounding any such actual or threatened litigation, its present status and management's evaluation of such litigation; and

                                    (viii)   promptly   provide   to  FCB   such
information about their financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties, employees or operations, as FCB reasonably shall request.

                           (c)  Periodic   Financial   and  Other   Information.
Following the date of this Agreement and from time to time as indicated below, to and including the Effective Time, CBI and CRB will:

                                    (i) within ten calendar days  following each
calendar month-end, deliver to FCB a copy of CBI's unaudited year-to-date consolidated income statement and an unaudited consolidated statement of condition, each as of that month-end, accompanied by a written certification, signed by CBI's Chief Executive Officer and Chief Financial Officer, to the effect that (A) they each have reviewed the statements, (B) the statements have been prepared in accordance with CBI's normal month-end management reporting procedures, and (C) subject to normal and recurring quarter- and year-end adjustments that are not expected to be material in amount or effect, all facts, events, transactions, claims or other circumstances of which those officers are aware and which, individually or in the aggregate, they believe will result in material liabilities or charges against earnings during the then current quarterly period are reflected in the statements.

                                    (ii) within ten calendar days following each
calendar quarter-end, deliver to FCB a copy of CBI's interim unaudited consolidated financial statements for and as of the end of that quarterly period;

                                    (iii) promptly following the filing thereof,
deliver to FCB a copy of each report,
registration, statement or other filing, and any amendments thereto (including without limitation each call report filed by CBI or CRB) made by any of the CBI Companies with or to any Regulatory Authority; provided, however, that CBI shall not be required to deliver to FCB copies of reports filed electronically by it with the SEC under the 1934 Act which are available to the public on the SEC's Internet website;

                                    (iv) within ten calendar days following each
calendar quarter-end, deliver to FCB a copy of CBI's and CRB's management's analysis of their and CRM's Loan Loss Reserves and Loan Repurchase Reserves;

                                    (v) within ten calendar days  following each
calendar month-end, deliver to FCB a listing of the aggregate dollar volume and number of Loans and Loan commitments made or issued by CRB and CRM during that month;

                                    (vi) within ten calendar days following each
calendar month-end, deliver to FCB lists of:

                                        (A)       each  Loan  made by CRB or CRM
                                                  to a borrower,  or  commitment
                                                  by CRB or CRM to  make,  issue
                                                  or   extend   any  Loan  to  a
                                                  borrower,  in  excess  of  the
                                                  lesser  of   $500,000   or  an
                                                  amount  that would cause CRB's
                                                  and  CRM's  aggregate   credit
                                                  exposure  to that  borrower to
                                                  exceed that amount;

                                        (B)       each  renewal,   extension  or
                                                  modification  by CRB or CRM of
                                                  the terms of, or commitment by
                                                  CRB or CRM to renew, extend or
                                                  modify   the  terms  of,   any
                                                  existing Loan to a borrower to
                                                  whom   CRB  and  CRM  have  an
                                                  aggregate  credit  exposure in
                                                  excess of $500,000;

                                        (C)       Loans  that are past due as to
                                                  principal or interest for more
                                                  than 30 days;

                                        (D)       Loans in nonaccrual status;

                                        (E)       Loans for which there has been
                                                  no reduction in principal  for
                                                  a period  of  longer  than one
                                                  year;

                                        (F)       all  reworked or  restructured
                                                  Loans    still    outstanding,
                                                  including    original   terms,
                                                  restructured terms and status;

                                        (G)       classified,  potential problem
                                                  or "watch list"  Loans,  along
                                                  with the  outstanding  balance
                                                  and    amount     specifically
                                                  allocated  to  the  Loan  Loss
                                                  Reserve for each such Loan;

                                        (H)       all Loans  charged  off during
                                                  the previous month; and

                                        (I)       foreclosed  real  property  or
                                                  other  real  estate  owned and
                                                  all    repossessed    personal
                                                  property;

                                    (vii)  within ten  calendar  days  following
each calendar month-end, deliver to FCB lists of:

                                        (A)       mortgage  Loans held for sale,
                                                  together    with   an    aging
                                                  schedule indicating the number
                                                  of days  each  Loan  has  been
                                                  held for sale;

                                        (B)       mortgage Loans sold during the
                                                  month,    broken    down    by
                                                  investor;

                                        (C)       mortgage   Loans    originated
                                                  during   the   month  by  type
                                                  (e.g.,             conforming,
                                                  conventional,   Alt  A,  SISA,
                                                  NINA,  subprime,   etc.),  and
                                                  indicating,   for  each   such
                                                  Loan, the Loan term,  interest
                                                  rate and loan-to-value  ratio,
                                                  the  borrower's  credit score,
                                                  and, whether the Loan has been
                                                  sold,  is to be sold, or is to
                                                  be retained;

                                        (D)       mortgage  Loans on the balance
                                                  sheet     that    have    been
                                                  repurchased from investors and
                                                  mortgage  Loans  that were put
                                                  into the  portfolio  that were
                                                  initially  intended to be sold
                                                  to investors;

                                        (E)       mortgage    Loans   that   are
                                                  pending     repurchase    from
                                                  investors  or where  investors
                                                  have requested a repurchase;

                                        (F)       mortgage  Loans  identified as
                                                  "at risk" for repurchase;

                                        (G)       mortgage  Loans on which there
                                                  are  outstanding  or potential
                                                  mortgage insurance claims;

                                        (H)       mortgage      Loans      where
                                                  indemnification    has    been
                                                  requested    or    has    been
                                                  provided;

                                        (I)       losses specifically recognized
                                                  and  allocated to any mortgage
                                                  Loan    applicable   to   this
                                                  subparagraph  (vii) as part of
                                                  the Loan Repurchase  Reserves;
                                                  and

                                        (J)       all  communications  with  any
                                                  investor    (whether   verbal,
                                                  written or electronic)  during
                                                  the  month   relating  to  any
                                                  potential      or      pending
                                                  repurchase   of  a  previously
                                                  sold   mortgage    Loan,   any
                                                  request,  demand,  or claim by
                                                  an investor  that a previously
                                                  sold    mortgage    Loan    be
                                                  repurchased,  or any  mortgage
                                                  insurance claim, together with
                                                  copies  of  any   written   or
                                                  electronic correspondence,  or
                                                  summaries       of      verbal
                                                  conversations, relating to any
                                                  such matter;

                                    (viii)  promptly  following  FCB's  request,
provide to FCB such other information about the CBI Companies' financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties, employees or operations, as FCB reasonably shall request from time to time.

                           (d)  Notice of Certain  Changes or Events.  Following
the date of this Agreement and to and including the Effective Time, CBI and CRB promptly will notify FCB in writing of and provide to it such further information as it shall request regarding (i) any CBI Material Change, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, may or could cause, create or result in any such CBI Material Change, (ii) the actual or, to the Knowledge of CBI, prospective existence or occurrence of any condition or event which has caused or, with the lapse of time or otherwise, may or could cause, any statement, representation or warranty of CBI or CRB herein to be or become inaccurate, misleading or incomplete in any material respect, or which has resulted or may or could cause, create or result in the breach or violation in any material respect of any of CBI's or CRB's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 8.01 or 8.03; and (iii) the occurrence or existence of any event, fact or condition that may reasonably be expected to prevent or materially impede or delay CBI, CRB or FCB from obtaining the approvals of Regulatory Authorities required in order to consummate, or otherwise from completing, the transactions described in this Agreement.

                           (e)  Accruals  for  Expenses  and  Other   Accounting
Matters. CBI and CRB will make such appropriate accounting entries in their books and records and take such other actions as FCB deems to be required by GAAP, or which FCB otherwise reasonably deems to be necessary, appropriate or desirable in anticipation of completion of the Merger and which are not in violation of GAAP or applicable law, including without limitation additional provisions to CBI's or CRB's Loan Loss Reserve or Loan Repurchase Reserve or accruals or the creation of reserves for compensation, employee benefit and transaction-related expenses; provided, however, that notwithstanding any provision of this Agreement to the contrary, (i) except as otherwise agreed to by CBI and FCB, CBI and CRB shall not be required to make any such accounting entries until immediately prior to the Closing and only following receipt of written confirmation from FCB that it is not aware of any fact or circumstance that would prevent completion of the Merger, (ii) any such accounting entries made by CBI or CRB at the direction of FCB and related to FCB's own accounting purposes or convenience (as opposed to entries relating to events, developments, changes or circumstances in CBI's or CRB's business or operations that are, or should be, made by them under GAAP or otherwise in the normal course of its business) may not, in and of themselves, be used to evidence a CBI Material Change, and (iii) CBI and CRB shall not be required to make any such accounting entries that its Chief Executive Officer and Chief Financial Officer believe, in good faith, would not be permissible under GAAP.

                           (f) Loan Loss Reserve,  Loan Repurchase Reserve,  and
Loan Charge-Offs. Following the date of this Agreement, and prior to the Closing Date, CBI and CRB will make such appropriate accounting entries in their books and records and take such other actions as are necessary or appropriate to:

                                    (i)  charge-off  any Loans on CRB's or CRM's
books, or any portions thereof, that they, or FCB in its sole discretion, consider to be losses, or that they, or FCB, otherwise believe, in good faith, are required to be charged off pursuant to applicable banking regulations, GAAP or otherwise, or that otherwise would be charged off by FCB after the Effective Time in accordance with its Loan administration and charge-off policies and procedures; provided, however, that CBI and CRB shall not be required to record any charge-off that its Chief Executive Officer and Chief Financial Officer believe, in good faith, would not be permissible under GAAP; and

                                    (ii)  maintain  their Loan Loss  Reserve and
Loan Repurchase Reserve in a manner, and provide funds to their Loan Loss Reserve and Loan Repurchase Reserve in amounts, consistent with their past practices and as required by applicable banking regulations, GAAP, and their Loan policies and procedures.

                           (g) Consents to  Assignment  of Contracts and Leases.
With respect to each contract or other agreement, including without limitation service contracts and each lease or rental agreement pertaining to real or personal property, to which any of the CBI Companies is a party (including each of the Lease Agreements) and which FCB reasonably believes requires the consent of any other contracting party in connection with or as a result of the Merger, CBI and CRB will use Commercially Reasonable Efforts to obtain, prior to the Closing, the written consent and estoppel certificate of that other party in a form reasonably satisfactory to FCB.

                           (h) Access.  CBI and CRB each agrees that,  following
the date of this Agreement and to and including the Effective Time, it will provide FCB and its employees, accountants, legal counsel, environmental or other consultants, or other representatives and agents access to all books, records, files (including credit files and loan documentation and records) and other information (whether maintained electronically or otherwise) of each of the CBI Companies, to all their properties and facilities, employees, accountants, legal counsel, environmental or other consultants, or other representatives or agents, as FCB shall, in its sole discretion, consider to be necessary or appropriate for the purpose of conducting ongoing reviews and investigations of the assets and business affairs of the CBI Companies, preparing for consummation of the Merger, determining the accuracy of CBI's and CRB's representations and warranties in this Agreement or their compliance with their covenants in this Agreement, or for any other reason; provided, however, that any investigation or reviews conducted by or on behalf of FCB shall be performed in such a manner as will not interfere unreasonably with CBI's and CRB's normal operations or with CBI's relationship with its customers or employees, and shall be conducted in accordance with procedures established by the parties, each acting reasonably.

                           (i) Pricing of Deposits and Loans. Following the date
of this Agreement and to and including the Effective Time, CRB and CRM will make pricing decisions with respect to deposit accounts and Loans in a manner consistent with their past practices based on competition and prevailing market rates in their banking markets.

                           (j)  Employment  Agreements  and  Change  in  Control
Severance Agreements. Following the date of this Agreement and to and including the Effective Time, CBI will maintain in full force and effect, in accordance with their original terms, and, except with the prior written consent of FCB, will not make or agree to any amendments to or modification or termination of, each of (i) those certain Amended and Restated Employment Agreements dated December 7, 2007, between it and Samuel L. Erwin, William W. Traynham and Jason
E. Starnes (the "Existing Employment Agreements"), (ii) those certain Employment Agreements between it and Michael A. Wolfe (dated June 15, 2008), Gregory G. Burke dated June 15, 2008), William E. Howard (dated June 19, 2008), and Robert
B. Smith (dated June 19, 2008) (the "New Employment Agreements"), and (iii) those certain Change in Control Severance Agreements between CBI and Michael O. Blakeley (dated May 27, 2008) and William J. McElveen (dated February 8, 2008) (the "CIC Agreements"); provided, however, that the Existing Employment Agreements, New Employment Agreements and CIC Agreements may be amended as appropriate to comply with Section 409A of the Code and regulations promulgated thereunder.

                           (k) Further Action;  Instruments of Transfer. CBI and
CRB each (i) will use Commercially Reasonable Efforts to take or cause to be taken all action required of it under this Agreement as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest practicable date, (ii) shall perform all acts and execute and deliver to FCB all documents or instruments required of it herein, or as otherwise shall be reasonably necessary or useful to or requested by FCB, in consummating such transactions, and, (iii) will cooperate with FCB in every reasonable way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

                  5.02. Negative Covenants. Following the date of this Agreement, and to and including the Effective Time, without the prior written consent and authorization of FCB's Chief Executive Officer or Chief Financial
Officer:

                           (a)  Amendments  to  Articles  of   Incorporation  or
Bylaws. None of the CBI Companies will amend their Articles of Incorporation or Association, as applicable, or its Bylaws.

                           (b)  Change  in  Capitalization.   None  of  the  CBI
Companies will make any change in their authorized capital stock, create any other or additional authorized capital stock or other securities, or reclassify, combine, subdivide or split any shares of their capital stock or other securities.

                           (c)  Sale or  Issuance  of  Capital  Stock  or  Other
Securities. With the exception of CBI's sale of CBI Stock upon the exercise of a CBI Option granted prior to and outstanding on the date of this Agreement, none of the CBI Companies will sell or issue any additional shares of capital stock or other securities of such company, including any capital notes, debentures or other debt securities or any securities convertible into capital stock or other securities, or enter into any agreement or understanding with respect to any such action.

                           (d) Purchase or Redemption of Shares. None of the CBI
Companies will purchase, redeem, retire or otherwise acquire any shares of their capital stock.

                           (e)  Options,  Warrants  and Rights.  None of the CBI
Companies will grant or issue any options, warrants, calls, puts or other rights of any kind relating to the purchase, redemption or conversion of shares of their capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action. Specifically, and without limiting the generality of the preceding sentence, CBI will not grant any further CBI Stock Awards or other share-based awards under its 2007 Equity Plan or otherwise.

                           (f)  Dividends.  CBI  will  not  declare  or pay  any
dividends on the outstanding shares of CBI Stock, whether in cash or in additional shares of CBI Stock or other securities, or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders, provided, however, that to the extent otherwise permitted by applicable law, (i) CBI shall be permitted to pay quarterly cash dividends on the outstanding CBI Stock at times and in amounts consistent with its past practices, but no such quarterly cash dividends shall exceed $0.12 per outstanding share per quarter; and, (ii) if the Closing shall not be held before December 1, 2008, CBI shall be permitted to pay a pro rated final cash dividend on the outstanding shares of CBI Stock to its shareholders in an amount per share equal to $0.12 multiplied by a fraction in which the numerator is the number of days from the previous calendar quarter-end to and including the Closing Date and the denominator is the total number of days in the calendar quarter in which the Closing Date occurs. Any such final dividend shall be paid by CBI on or before the Closing Date.

                           (g) Employment,  Benefit or Retirement  Agreements or
Plans. Except as required by law, none of the CBI Companies will (i) enter into, become bound by, or amend any oral or written contract, agreement or commitment for the employment or compensation of any director, officer, employee or consultant which is not immediately terminable by it or them without cost or other liability on no more than 30 days' notice; (ii) adopt, enter into, become bound by, any new or additional profit-sharing, bonus, incentive, change in control or "golden parachute," stock option, stock purchase, pension, deferred compensation, retirement, insurance (hospitalization, life or other, other than renewals of existing group employee insurance policies in the ordinary course of their business), paid leave (sick leave, vacation leave or other) or similar contract, agreement, commitment, understanding, plan or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its or their current or former directors, officers, employees or consultants, or amend any such existing contract, agreement, commitment, understanding, plan or arrangement; or (iii) enter into, become bound by or amend any contract with or commitment to any labor or trade union or association or any collective bargaining group.

                           (h) Increase in  Compensation;  Bonuses.  None of the
CBI Companies will increase the compensation or benefits of, or pay any bonus or other special or additional compensation to, any of its or their current or former directors, officers, employees or consultants; provided, however, that notwithstanding anything contained herein to the contrary, prior to the Effective Time CRB may review and make routine merit increases in the salaries of its employees, provided that the times and amounts of those increases are consistent with CRB's past practices and its salary administration and review policies and procedures in effect on September 30, 2007.

                           (i) Accounting  Practices;  Independent  Accountants.
None of the CBI Companies will make any changes in their accounting methods, practices or procedures or in depreciation or amortization policies, schedules or rates heretofore applied except as required by GAAP or applicable law or regulations or as recommended by its independent public accountants, and CBI will not change its independent public accountants.

                           (j) Acquisitions;  Additional Branch Offices. None of
the CBI Companies will, directly or indirectly (i) acquire (whether by merger or otherwise) any branch or all or any significant part of the assets of any other person or entity, other than in connection with the foreclosure or other enforcement of a lien held to secure a Loan, (ii) open any new branch office, or
(iii) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction or the opening of a new branch office.

                           (k) Changes in Business  Practices.  Except as may be
required by their respective Regulatory Authorities, or otherwise as shall be required by applicable law, regulation or this Agreement, none of the CBI Companies will (i) change in any material respect the nature of their business or the manner in which they conduct their business, (ii) discontinue any material portion or line of their business, or (iii) change in any material respect their lending, investment, asset-liability management or other material banking or business policies.

                           (l) Exclusive Agreement.

                                    (i)  Unless,  due to a  material  change  in
circumstances after the date hereof, CBI's Board of Directors reasonably believes in good faith, following consultation with and receipt of the advice of its outside legal counsel and financial advisers, that any such action or inaction would violate the directors' duties or obligations as such to CBI or to its shareholders, neither CBI nor CRB, nor their respective directors (individually or acting as CBI's or CRB's Board of Directors), nor any of CBI's or CRB's officers, will, directly, or indirectly through any person, (A) initiate, solicit, encourage the initiation or procurement of, or take any action, including by way of furnishing information, to facilitate the initiation or procurement of, any Acquisition Proposal (as defined below) or to generate inquiries, discussions or negotiations with respect to the making of any Acquisition Proposal, (B) continue or otherwise participate in any discussions or negotiations with, furnish or disclose any information relating to any of the


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

CBI Companies or afford access to the business, properties, assets, books or records of CBI or CRB to, or otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make, or has made, an Acquisition Proposal, (C) except to the extent required by law, disclose to any person or entity any information not customarily disclosed to the public concerning any of the CBI Companies or their business, or afford to any other person or entity access to the properties, facilities, books or records of any of the CBI Companies, (D) approve, endorse or recommend, enter into or become bound by, or otherwise take or agree to any action in furtherance of, any Acquisition Agreement (as defined below), or (E) authorize or direct any other person to represent it or them in connection with, or to take on its or their behalf, any action described above, or cooperate with any other person in connection with any such action.

                                    "Acquisition Proposal" means any proposal or
offer with respect to any of the following (other than the transactions described in this Agreement): (A) any merger, consolidation, share exchange, business combination, or other similar transaction involving CBI or CRB; (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of any branch office of CRB or of 25% or more of CBI's consolidated assets to any other person, entity or group in a single transaction or series of related transactions; or (C) any tender offer or exchange offer for 25% or more of the outstanding shares of CBI's or CRB's capital stock, or the making of any filing with the SEC in connection therewith.

                                    "Acquisition  Agreement" means any letter of
intent, agreement in principle, acquisition agreement or other similar agreement, in any case in writing, that relates to or provides for any transaction that is described in or contemplated by the the term Acquisition Proposal, as defined above.

                                    (ii) CBI and CRB will  promptly,  and in any
event within 24 hours, notify FCB in writing of the receipt of any Acquisition Proposal or any information related thereto, which notification shall describe the Acquisition Proposal and identify the third party making such proposal.

                           (m) Acquisition or Disposition of Assets. None of the
CBI Companies will:

                                    (i) sell or lease (as lessor), or enter into
or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of, any real property in any amount, other than real property acquired by CRB or CRM in connection with the foreclosure in the ordinary course of its business of a mortgage that secured one of CRB's or CRM's Loans;

                                    (ii) except as provided below, sell or lease
(as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of, any equipment or any other fixed or capital asset (other than real property) having a book value or a fair market value, whichever is greater, of more than $25,000 in the case of any individual item or asset, or $75,000 in the aggregate for all such items or assets; provided, however, that this provision shall not prohibit CBI or CRB from selling investment portfolio securities for liquidity purposes in the ordinary course of their business;

                                    (iii)  purchase  or lease  (as  lessee),  or
enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of, any real property in any amount, other than real property that is the subject of a mortgage securing one of CRB's or CRM's Loans that is being foreclosed upon in the ordinary course of its business;

                                    (iv) purchase or lease (as lessee), or enter
into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of, any equipment or any other fixed asset (other than real property) having a purchase price, or involving aggregate lease payments, in excess of $25,000 in the case of any individual item, or $75,000 in the aggregate for all such items or assets, other than any equipment or other fixed assets that are the subject to a lien securing one of CRB's or CRM's Loans that is being enforced in the ordinary course of its business;

                                    (v)  enter  into  any   purchase   or  other
commitment or contract for supplies or services other than in the usual and ordinary course of their business consistent with their past practices;

                                    (vi) except in the ordinary  course of their
business consistent with their past practices, sell, purchase or repurchase, or enter into or become bound by any contract, agreement, option or commitment to sell, purchase or repurchase, any Loan or other receivable or any participation in any Loan or other receivable;

                                    (vii) except in the ordinary course of their
business consistent with their past
practices with respect to investment securities, Loans and similar assets, sell or dispose of, or enter into or become bound by any contract, agreement, option or commitment relating to the sale or other disposition of, any other asset (whether tangible or intangible, and including without limitation any trade name, trademark, copyright, service mark or intellectual property right or license); or

                                    (viii)  assign  its  rights to or  otherwise
give any other person its permission or consent to use or do business under the corporate name of any of the CBI Companies or any name similar thereto; or release, transfer or waive any license or right granted to them by any other person to use any trademark, trade name, copyright, service mark or intellectual property right.

                           (n) Debt;  Liabilities.  With the  exception of CRB's
acceptance of deposits, entry into repurchase agreements, purchases of Federal Funds, borrowings from the Federal Home Loan Bank of no more than 90 days maturity, and direct investments in CRB by the Federal Reserve Bank of Richmond pursuant to its Treasury Tax and Loan Investment Program, in any such case in the ordinary course of CRB's business consistent with its past practices, none of the CBI Companies will (i) enter into or become bound by any promissory note, loan agreement or other agreement or arrangement pertaining to their borrowing of money, (ii) assume, guarantee, endorse or otherwise become responsible or liable for any obligation of any other person or entity (except pursuant to standby letters of credit issued by CRB in the ordinary course of its lending business), or (iii) except in the ordinary course of their business consistent with their past practices, incur any other liability or obligation (absolute or contingent).

                           (o) Liens; Encumbrances.  With the exception of CRB's
pledges of Loans or portfolio securities to the Federal Home Loan Bank to secure borrowings permitted by Paragraph 5.02(n) above, and pledges of securities in the ordinary course of CRB's business and consistent with its past practices in connection with the securing of public funds deposits or repurchase agreements, none of the CBI Companies will mortgage, pledge or subject any of their assets to, or permit any of their assets to become or, except for any liens or encumbrances Previously Disclosed to FCB under to Paragraphs 3.16, 3.17, 3.18 and 3.19, remain subject to, any lien or any other encumbrance.

                           (p) Waiver of Rights.  None of the CBI Companies will
waive, release, or compromise any rights in their favor against or with respect to any of their current or former officers, directors, shareholders, employees, consultants, or members of families of current or former officers, directors, shareholders, employees or consultants, nor will any of them waive, release or compromise any material rights against or with respect to any other person or entity except in the ordinary course of business and in good faith for fair value in money or money's worth.

                           (q) Other  Contracts.  None of the CBI Companies will
enter into or become bound by any contracts, agreements, commitments, pledges or understandings (i) for or with respect to any charitable contributions in excess of $5,000 in the case of any one contribution or pledge or $30,000 in the aggregate; (ii) with any governmental or regulatory agency or authority except as required by law; (iii) which is entered into other than in the ordinary course of their business; or (iv) except as otherwise permitted elsewhere in this Paragraph 5.02, and whether or not in the ordinary course of their business, which would obligate or commit them to make expenditures over any period of time of more than $50,000 in the case of any one contract, agreement, commitment or understanding, or more than $100,000 in the case of all contracts, agreements, commitments or understandings.

                           (r)  Deposit  Liabilities.  CRB  will  not  make  any
material change in its current deposit policies and procedures, or take any actions designed to materially increase or decrease the aggregate level of its deposits, or any category of its deposits, as of the date of this Agreement, other than changes that are consistent with its asset-liability management policies and based on competition, market rates, or changes in applicable law.

                           (s)  Changes  in  Lease  Agreements.   Prior  to  the
Effective Time, none of the CBI Companies will (i) surrender its leasehold interest in any parcel of leased CBI Real Property, or seek or agree to the termination of the Lease Agreement pertaining to any such parcel, other than at the end of the term of a Lease Agreement under the terms of which it does not have an option to renew, or (ii) modify or amend the Lease Agreement pertaining to any parcel of leased CBI Real Property other than in connection with the renewal of a Lease Agreement at the end of its term. Prior to renewing or amending a Lease Agreement as described above, CBI and CRB will consult with FCB and permit FCB to express its views regarding the terms of the renewal or amendment.



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

                           (t)  Actions  by CRM,  CFS,  RIA and FNFS.  Except as
provided in Paragraph 7.13 below, CBI and CRB will not cause or permit CRM, CFS, RIA or FNFS, to take, and, as the sole shareholders of those companies, each of them will use Commercially Reasonable Efforts to prevent its respective subsidiaries from taking, any action that is prohibited to CBI, CRB or the CBI Companies by the various provisions of this Paragraph 5.02.

                                   ARTICLE VI.
                                COVENANTS OF FCB

         Except as otherwise specifically provided in this Agreement, FCB covenants and agrees with CBI and CRB as described in the following paragraphs.

                  6.01.    Employees; Employee Benefits.

                           (a)  Employment  of  CRB  Employees.  Subject  to the
availability of suitable positions within FCB, FCB will endeavor, but will not be obligated, to offer employment to current employees of CRB who remain employed by CRB at the Effective Time. Except to the extent otherwise provided in a written agreement between FCB and an employee of CRB as contemplated by Paragraph 7.08, the employment offered by FCB to CRB's employees will be on an "at will" basis in such a position, at such location within FCB's system, and for such rate of compensation, as shall be determined by FCB in the ordinary course of its business following the Effective Time, and nothing in this Agreement shall be deemed to constitute an employment agreement between FCB and any such person or to obligate FCB to employ any such person for any specific term or period of time, in any specific position, or at any specific salary or rate of compensation, or to restrict FCB's right to terminate the employment of any such person at any time following the Effective Time and for any reason satisfactory to it.

                           (b) Employee Benefits.  Following the Effective Time,
each employee of CRB who accepts employment offered by FCB (a "Continuing Employee") shall be entitled to participate in employee benefit plans provided generally by FCB to its employees from time to time on the same basis, and subject to the same eligibility and vesting requirements and other conditions, restrictions and limitations, as generally are in effect and applicable to other similarly situated employees of FCB. For purposes of determining benefit accruals under FCB's vacation policy, and for purposes of determining eligibility to participate and vesting in connection with the provision of employee benefits generally, each Continuing Employee will be given credit for his or her time of service with CRB prior to the Effective Time. However, notwithstanding anything contained in this Agreement to the contrary, in no event shall any Continuing Employee be or become eligible to participate in, or for benefits under, FCB's defined benefit pension plan (which has been frozen to new participants). The terms of participation by Continuing Employees in FCB's health insurance plan shall include the waiver of any waiting periods and/or pre-existing condition limitations, to the extent such waiting periods and pre-existing conditions did not apply under CRB's health insurance plan that covered the Continuing Employee immediately prior to the Effective Time. Each Continuing Employee shall be given credit towards satisfaction of any annual deductible limitation and out-of-pocket maximum applied under the FCB health insurance plan for any deductible amounts and co-payments previously paid by him or her under CRB's health insurance plan during that plan year in which the Effective Time occurs.



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

                  6.02. Further Action; Instruments of Transfer. FCB (a) will use Commercially Reasonable Efforts to take or cause to be taken all action required of it under this Agreement as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest practicable date, (b) shall perform all acts and execute and deliver to CBI and CRB all documents or instruments required of it herein, and (c) will cooperate with CBI and CRB in every way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

                  6.03 Notice of Certain Changes or Events. Following the date of this Agreement to and including the Effective Time, FCB promptly will notify CBI in writing of and provide to it such further information as it shall request regarding (i) any FCB Material Change, or (ii) the actual or prospective existence or occurrence of any condition or event of which FCB has Knowledge and which has caused or, with the lapse of time or otherwise, reasonably could be expected to result in a FCB Material Change or to cause any statement, representation or warranty of FCB herein to be or become inaccurate, misleading or incomplete in any material respect, or which has resulted or reasonably could be expected to cause, create or result in the breach or violation in any material respect of any of FCB's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 8.01 or 8.02.

                                  ARTICLE VII.
                          ADDITIONAL MUTUAL AGREEMENTS

         Except as otherwise specifically provided in this Agreement, CBI, CRB and FCB mutually covenant and agree as described in the following paragraphs.

                  7.01. Regulatory Approvals. As soon as practicable following the date of this Agreement, CBI, CRB and FCB (a) will prepare and file, or cause to be prepared and filed, all applications required to be filed by it or them under applicable law and regulations for approvals by Regulatory Authorities of the Merger or other transactions described in this Agreement, (b) use Commercially Reasonable Efforts to obtain all necessary approvals of Regulatory Authorities required for consummation of the Merger and other transactions described herein, and (c) before the filing of any such application required to be filed, give the other an opportunity to review and comment on the form and content of such application. Should the appearance of any of the officers, directors, employees or counsel of CBI, CRB or FCB be requested by any of the others or by any Regulatory Authority at any hearing in connection with any such application, it will use Commercially Reasonable Efforts to arrange for such appearance.

                  7.02. Information for Proxy Statement and Applications for Regulatory Approvals. CBI, CRB and FCB each agrees (a) to cooperate with the others in the preparation of the Proxy Statement and applications for required approvals of Regulatory Authorities, to promptly respond to requests by any of the others and their legal counsel for information, and to provide all information, documents, financial statements or other material, that is required for, or that may be reasonably requested by any other party for inclusion in, any such document, and (b) that none of the information provided by it in writing for inclusion in any such application or the Proxy Statement will contain any untrue statement of a material fact, or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, at and as of the time (i) the Proxy Statement is filed with the SEC,


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

(ii) the Proxy Statement is mailed to CBI's shareholders, (iii) the applications for required approvals of Regulatory Authorities are filed, and (iv) approvals of Regulatory Authorities are granted.

                  7.03. Announcements; Confidential Information.

                           (a) No persons  other than CBI or FCB are  authorized
to make any public announcements or statements about this Agreement or any of the transactions described herein. Without the prior review and consent of the other, neither CBI, CRB nor FCB will make any public announcement, statement or any other disclosure of any nature to any person as to the terms and conditions of this Agreement or the transactions described herein, except for such disclosures as may be required incidental to obtaining the required approval of any Regulatory Authority to the consummation of the transactions described herein.

                           (b)   For   purposes   of   this   Paragraph    7.03,
"Confidential Information" refers to any information (including business and financial information) that a party to whom the information pertains (an "Informing Party") provides or makes available in connection with this Agreement (including without limitation information provided or made available in connection with any previous negotiations among CBI, CRB and FCB) to a party for whose benefit the information is provided, or to that party's affiliates, directors, officers, employees, attorneys, advisors, consultants, representatives and agents (a "Receiving Party"), or which a Receiving Party may otherwise obtain (including without limitation information obtained in connection with any previous negotiations among CBI, CRB and FCB) from any examination of an Informing Party's documents, books, records, files or other written materials or from any discussions with any of the Informing Party's directors, officers, employees, attorneys, advisors, consultants, representatives and agents, and shall be deemed to include, without limitation,
(i) all such documents, books, records, files or other written materials themselves and all information contained therein (whether maintained in writing, electronically, on microfiche or otherwise), (ii) all corporate minutes, financial projections and budgets, historical and projected sales reports, acquisition or other expansion analyses or plans, pro forma financial data, capital spending budgets and plans, market studies and business plans, (iii) all information relative to financial results and condition, operations, policies and procedures, computer systems and software, shareholders, employees, officers, and directors, and (iv) all information relative to customers and former or prospective customers.

                           (c) Prior to the  Effective  Time and  following  any
termination of this Agreement:

                                    (i)  all  Confidential   Information  of  an
Informing Party is proprietary to the Informing Party and constitutes either trade secrets or confidential information of the Informing Party, is to be held in strict confidence by a Receiving Party and, except as otherwise provided herein, may not be disclosed by a Receiving Party to any person or entity not a party to this Agreement, unless the Receiving Party can demonstrate that the same information as the Confidential Information to be disclosed:

                                            (A) already  was in his,  her or its
possession prior to such Confidential Information being obtained from the Informing Party;



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

                                            (B) already was  publicly  available
or, at that time, had become publicly available through no fault of, or violation of this Paragraph 7.03 by, the Receiving Party or any other person that the Receiving Party knows, or has reason to know, is obligated to protect such Confidential Information; or

                                            (C) was developed  independently  by
or for the Receiving Party, without the use of the Confidential Information disclosed to or obtained by the Receiving Party;

                                    (ii) the  Receiving  Party shall not use any
Confidential Information of the Informing Party in an unlawful manner, to interfere with or attempt to terminate or otherwise adversely affect any actual or proposed contractual or business relationship of the Informing Party, or for any other purposes other than in conjunction with the transactions described herein. Without limiting the generality of the foregoing, in no event shall the Receiving Party use any Confidential Information of the Informing Party, directly or indirectly, for the purpose of competing against the Informing Party.

                           However,  notwithstanding  anything in this Paragraph
7.03 to the contrary, prior to the Effective Time, CBI, CRB or FCB, as the Receiving Party, (i) may disclose Confidential Information of the Informing Party to the Receiving Party's affiliates, directors, officers, employees, agents, attorneys, advisors and consultants who are directly involved in the transactions contemplated by this Agreement, on a need to know basis and only if such persons or entities agree to be bound by the restrictions and obligations of this Paragraph 7.03 or otherwise owe an obligation of confidentiality to the Receiving Party; and (ii) will enforce its obligations under this Paragraph 7.03 against all persons to whom it discloses Confidential Information and shall be responsible and liable to the Informing Party for any disclosure of Confidential Information by such persons or entities in violation of such restrictions and obligations.

                           (d) In the event that this  Agreement  is  terminated
and the Merger is not consummated, the Receiving Party will deliver or cause to be delivered to the Informing Party all written Confidential Information of the Informing Party in the possession of the Receiving Party, or provide an affidavit as to the destruction of all copies of such Confidential Information.

                           (e)   Notwithstanding   anything  contained  in  this
Paragraph 7.03 to the contrary, neither CBI, CRB nor FCB, as a Receiving Party, shall be prohibited from disclosing any Confidential Information of the Informing Party, or shall be required to obtain the prior consent of the Informing Party for any such disclosure, which it, in good faith, believes is required to be disclosed in any application to any Regulatory Authority for approval of the Merger or other transactions described in this Agreement, or which it, in good faith, and upon the advice of its legal counsel, believes is otherwise required by law or the American Stock Exchange; provided, however, that before any such disclosure may be made by a Receiving Party upon the advice of its legal counsel, it shall, except where such notice is prohibited by law, give the Informing Party reasonable notice of its intent to make such disclosure, the form and content of that disclosure, and the basis upon which its legal counsel has advised it that such disclosure is required by law, so that the Informing Party may seek a protective order or other similar or appropriate relief, and the Receiving Party also shall undertake in good faith to have the Confidential Information to be disclosed treated confidentially by the party to whom the disclosure is made.

                  7.04.    Real Property Matters.

                           (a) At its option and expense,  following the date of
this Agreement FCB may cause to be conducted (i) a title examination, physical survey, zoning compliance review, and structural inspection of any or all of the CBI Real Property and improvements thereon (collectively, the "Property Examination"), and (ii) site inspections, environmental assessments, historic reviews, and regulatory analyses of any or all of the CBI Real Property, together with such other studies, testing and intrusive sampling and analyses as FCB shall deem necessary or desirable (collectively, the "Environmental Survey"); provided, however, that any investigation or reviews conducted by or on behalf of FCB shall be performed in such a manner as will not interfere unreasonably with CRB's normal operations. .

                           If, in the  course  of the  Property  Examination  or
Environmental Survey, FCB identifies one or more
"Material Defects" (as defined below), FCB will give prompt written notice thereof to CBI describing the facts or conditions constituting each such Material Defect.

                           (b) For  purposes  of  this  Agreement,  a  "Material
Defect" shall include:

                                    (i) the  existence  of any lien  (other than
the lien of real property taxes not yet due and payable), encumbrance, title imperfection or title irregularity relating to any of the Real Property, including without limitation the existence of any facts or circumstances that adversely affect any of the CBI Companies' ability to enforce any Lease Agreement or its rights in any leasehold interest thereunder;

                                    (ii)   the    existence    of   any   zoning
restriction, easement, covenant or other restriction, or the existence of any facts or conditions that constitute a breach of representations and warranties contained in Paragraph 3.16 or 3.21, relating or with respect to any of the CBI Real Property, in either such case that FCB reasonably believes will materially and adversely affect its use of that Real Property for the purpose for which and in the manner in which it currently is used or the value or marketability of that CBI Real Property;

                                    (iii)  the   existence  of  any   structural
defects or conditions of disrepair in the improvements on any parcel of the CBI Real Property (including any equipment, fixtures or other components related thereto); or

                                    (iv) the existence of facts or circumstances
relating to any of the CBI Real Property and indicating that (A) there likely has been a discharge, disposal, release, threatened release, or emission by any person of any Hazardous Substance on, from, under, at, or relating to that CBI Real Property, or (B) any action has been taken or not taken, or a condition or event likely has occurred or exists, with respect to that CBI Real Property (including, without limitation, any removal or disposal of materials from the CBI Real Property) which constitutes or would constitute a violation of any Environmental Law or any contract or other agreement between any of the CBI Companies and any other person or entity, as to which, in either such case, FCB reasonably believes, based on the advice of legal counsel or other consultants, that, before or after the Effective Time, any of the CBI Companies or FCB, respectively, could incur costs or become responsible or liable for assessment, removal, remediation, monetary damages (including without limitation any liability to other persons for property damage or personal injury), or civil, criminal or administrative penalties or other corrective action.

                           (c) In the event that:

                                    (i) FCB  reasonably  believes  that  (A) the
total of the costs and expenses that any of the CBI Companies or FCB could incur in fully correcting all Material Defects identified by FCB that are described in Paragraphs 7.04(b)(i), (iii) and/or (iv) above, plus (B) all other amounts for which any of the CBI Companies or FCB could become responsible or liable related to all those Material Defects as described in Paragraph 7.04(b)(iv), in either case whether before or after the Effective Time, exceeds an aggregate of $500,000, or

                                    (ii)  FCB  identifies  one or more  Material
Defects described in Paragraph 7.04(b)(ii) above,

then FCB shall have the right and option, exercisable upon written notice to CBI, to terminate this Agreement. In the event that, following its investigation of any such Material Defects, FCB concludes that it will terminate this Agreement as provided in the preceding sentence, it will give prompt notice of termination to CBI; provided, however, that FCB shall not be obligated to give any such notice while it continues in good faith to investigate, or to determine the nature and cost of potential corrective actions, if any, to remedy, any such Material Defect.

                           (d) It is  contemplated  that  FCB will  conduct  the
Property Examination and the Environmental Survey following the date of this Agreement and prior to the Effective Time. It is the intent of this Agreement, and CBI and CRB understand and agree, that, upon completion of the Property Examination and Environmental Survey, if any of the facts, conditions, circumstances or other matters revealed by the Property Examination or Environmental Survey reveal a Material Defect, then FCB may exercise its rights under this Paragraph 7.04 without regard to any actual knowledge on or prior to the date of this Agreement on the part of FCB or its officers or advisers of that Material Defect or the facts, conditions, circumstances or other matters pertaining thereto and without regard to any Previous Disclosure to FCB, or any other communication to FCB or any of its officers or advisers, prior to the date of this Agreement, or otherwise.

                  7.05. Directors' and Officers' Liability Insurance. Immediately prior to the Effective Time, CBI and CRB shall purchase "tail" coverage with respect to their directors' and officers' liability and errors and omissions liability insurance, effective at the Effective Time and for the maximum term available and in the same amount of coverage as is provided by their then current directors' and officers' and errors and omissions liability insurance policy, provided that the total costs of such tail coverage shall not exceed an aggregate of $50,000 without FCB's prior written approval.

                  7.06. Final Tax Return. Following the Effective Time, FCB will make all necessary arrangements for the CBI Companies' final federal and state income tax returns for the year in which the Effective Time occurs to be prepared and filed.

                  7.07. Expenses. Subject to the provisions of Paragraph 9.03 below, and whether or not this Agreement shall be terminated or the Merger shall be consummated, CBI, CRB and FCB each shall pay its or their own legal, accounting, financial and other consulting or advisory fees, and all its or their other costs and expenses, incurred or to be incurred in connection with the execution and performance of its or their obligations under this Agreement, or otherwise in connection with this Agreement and the transactions described herein (including without limitation filing fees, printing and mailing costs, and other out-of-pocket expenses). For purposes of this Agreement, expenses associated with the printing and mailing of the Proxy Statement and all amounts owed by CBI to Ewing for its services and for rendering the "CBI Fairness Opinion" described in Paragraph 8.02(g), will be deemed to have been incurred solely by CBI.

                  7.08. Employment and Change in Control Severance Agreements. At the Effective Time, FCB shall, by virtue of the Merger, assume and become responsible for CBI's obligations, and succeed to CBI's rights, under (a) the Existing Employment Agreements, (b) the New Employment Agreements, and (c) the CIC Agreements.

                  7.09. Treatment of 401(k) Plan. CBI's Section 401(k) plan will be terminated, effective immediately prior to the Effective Time. Each participant in CBI's plan at the time it is terminated may elect, upon completion of the termination and the final liquidation of the plan, (a) to receive a distribution of the assets credited to his or her plan account at that time, (b) to have those assets credited as a direct "roll-over" to the participant's individual retirement plan account, or, (c) if the participant will become a participant in FCB's Section 401(k) plan, to have those assets credited as a "roll-over" to the participant's plan account under FCB's plan.

                  CBI and CRB each will take or cause to be taken such actions as FCB shall reasonably consider to be necessary or desirable in connection with or to effect or facilitate such plan termination. As successor to CBI and CRB, FCB agrees that, as of the Effective Time, it will assume any and all administrative and fiduciary duties of CBI and CRB with respect to completion of the termination and liquidation of CBI's plan, including, without limitation, duties relating to filings with the Internal Revenue Service relating to the plan.

                  7.10. Equity Award Termination and Releases. Following the date of this Agreement, and not less than 30 days before the Closing, CBI's Board of Directors will take such action as is necessary or appropriate under CBI's 2007 Equity Plan and 1997 Stock Option Plan to effect a termination of each CBI Option or CBI SAR that remains outstanding and unexercised immediately prior to the Effective Time and the conversion of the rights of the holders of those CBI Stock Awards into the right to receive cash as described below. CBI shall enter into a written agreement (an "Equity Award Release") in form reasonably satisfactory to FCB with each holder of a then outstanding CBI Option, CBI SAR, CBI RSA or other share-based award granted under CBI's 2007 Equity Plan, 1997 Stock Option Plan or otherwise, and providing that:

                           (a) in the case of CBI Options,  immediately prior to
the Effective Time each then outstanding CBI Option held by that holder shall terminate automatically and be cancelled, and, whether or not such CBI Option was vested, CBI will pay to that holder, in cash, an amount (if any) equal to

(i) $21.00, minus the exercise price of that CBI Option as provided in the written agreement evidencing it, multiplied by (ii) the number of shares of CBI Stock covered by the CBI Option;

                           (b) in the case of CBI SARs, immediately prior to the
Effective Time each then outstanding CBI SAR held by that holder shall terminate automatically and be cancelled, and, whether or not such CBI SAR was vested, CBI will pay to that holder, in cash, an amount (if any) equal to (i) $21.00, minus the exercise price of that CBI SAR as provided in the written agreement evidencing it, multiplied by (ii) the number of shares of CBI Stock covered by the CBI SAR;

                           (c) in the case of CBI RSAs,  each  then  outstanding
CBI RSA shall terminate and be cancelled at the Effective Time and, whether or not such CBI RSA was vested, shares of CBI Stock covered by the CBI RSA shall be converted into the right to receive from FCB in exchange for those shares the Merger Consideration described in Paragraph 2.04 above on the same basis as all other shareholders of CBI;

                           (d) in the  case of any  other  type  of  outstanding
stock-based award granted under CBI's 2007 Equity Plan or otherwise, provisions comparable to those described above to effect a termination of any such other awards at the Effective Time in return for a cash payment from CBI, whether or not such other award was vested, in an amount and form reasonably satisfactory to FCB;

                           (e)  the  holder   understands  and  agrees  that  no
assurances or representations are being made to him or her by CBI or FCB with respect to the tax treatment of any such payment, and the holder will be and remain responsible for the timely payment of all federal and state income taxes and his or her portion of any FICA and FUTA taxes applicable to the above payment;

                           (f) CBI and its  successors  in interest may withhold
from such payment any and all such taxes that it reasonably believes it is required to withhold; and

                           (g) the holder fully and completely  releases CBI and
its successors in interest, including FCB, from any further obligation with respect to his or her CBI Options, CBI SARs, CBI RSAs or other share-based awards and from any liability for the tax consequences of such payment.

                  No such payment shall be made to any holder of a CBI Option, CBI SAR, CBI RSA or other share-based award unless and until the holder executes and delivers an Equity Award Release to CBI. Payments made by CBI pursuant to executed Equity Award Releases as described in this Paragraph 7.10 shall not be deemed to breach any covenant of CBI or CRB hereunder or to result in a breach of any representation or warranty of CBI or CRB herein, provided, that such payments shall not be made with respect to an aggregate number of CBI Options, CBI SARs, CBI RSAs or other share-based awards that exceeds the number of such awards Previously Disclosed to FCB. As a result of the Merger, FCB will become responsible for CBI's payment obligations, and shall become entitled to all rights of CBI, under each Equity Award Release, from and after the Effective Time.

                   7.11.   Deregistration of CBI Stock.

                           (a)  Immediately  prior to the  Effective  Time,  and
subsequent to the payments required by Paragraph 7.10 above, CBI shall file amendments to each of its Registration Statements on Form S-8 previously filed with the SEC under the Securities Act of 1933 relating to issuance of shares of CBI Stock pursuant to the 2007 Equity Plan or the 1997 Stock Option Plan, which amendments shall remove from registration all shares of CBI Stock that remain unissued pursuant to those plans.

                           (b) Prior to the Effective  Time, CBI shall terminate
the CBI DRIP and file an amendment to its Registration Statement on Form S-3 previously filed with the SEC under the Securities Act of 1933 relating to issuance of shares of CBI Stock pursuant to the DRIP, which amendment shall remove from registration all shares of CBI Stock that remain unissued pursuant to the DRIP.

                   7.12. Satisfaction of Conditions to Regulatory Approvals. In the event that any Regulatory Authority shall require, in connection with or as a condition to its approval of the Merger, the divestiture of branches or deposits of CRB or FCB in any of their banking markets, then CBI, CRB and FCB each will cooperate with the others and use Commercially Reasonable Efforts to complete actions necessary in order to satisfy that requirement; provided, however, that this Paragraph shall not require either party to agree to or complete any divestiture of any branch or deposits on terms, including price, that it reasonably considers inadequate or unreasonable. An aggregate price that equals or exceeds the "net book value" of the assets associated with a branch that is to be divested shall not be considered to be inadequate or unreasonable. For purposes of this Paragraph 7.12, "net book value" means the aggregate of amounts recorded in accordance with GAAP on the books and records of FCB, in the case of an FCB branch, or CRB, in the case of a CRB branch, with respect to a branch, including without limitation amounts reflecting outstanding loans, cash on hand, fixed assets (including real property, equipment and fixtures), core deposit intangibles, and good will, plus, in the case of branch located in real property leased under a lease agreement which will not be assumed by the purchaser of the branch, the then current present value of the remaining payment obligation with respect to that lease. In the case of a sale of a CRB branch prior to the Closing, "net book value" also shall include the amount of core deposit intangible that would have been recorded by FCB on its books as a result of the Merger but that will not be recorded as a result of the sale of the CRB branch.

                   In connection with any such divestiture requirement which may be satisfied by a divestiture of a branch or deposits of either CRB or FCB, FCB shall have the right to determine which branch or whose deposits are to be divested; and, in, the case of any sale of a CRB branch pursuant to any divestiture requirement prior to the Closing, CBI and CRB agree that, without the prior written consent of FCB, CRB will not sell a CRB branch pursuant to this Paragraph 7.12 at an aggregate price less than the net book value (as defined above) of the assets associated with that branch.

                  7.13. Dissolution of RIA and FNFS. Prior to the Closing, CBI and CRB will make necessary filings with the South Carolina Secretary of State to effect the dissolution of RIA and FNFS.

                                  ARTICLE VIII.
                         CONDITIONS PRECEDENT TO MERGER

                  8.01. Conditions to all Parties' Obligations. Notwithstanding any other provision of this Agreement to the contrary, the obligations of each of the parties to this Agreement to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

                           (a)  Regulatory  Approvals.  (i) The Merger and other
transactions described in this Agreement shall have been approved, to the extent required by law, by all Regulatory Authorities having jurisdiction over such transactions; (ii) no Regulatory Authority shall have objected to or withdrawn its approval of such transactions; (iii) the 15-day or 30-day waiting period, as applicable, required following receipt of necessary approvals of federal Regulatory Authorities for review of the transactions described herein by the United States Department of Justice shall have expired, and, in connection with any such review, no objection to the Merger shall have been raised; and (iv) all other consents, approvals and permissions, including corporate approvals, and the satisfaction of all other requirements, prescribed by law or regulation that are necessary to the carrying out of the transactions contemplated herein shall have been procured; provided, however, that a requirement imposed by any Regulatory Authority as described in Paragraph 7.12 above shall not constitute grounds for either CBI, CRB or FCB to refuse to consummate the Merger unless it shall have complied with its obligations under Paragraph 7.12.

                           (b) Adverse Proceedings, Injunction, Etc. There shall
not be any (i) order, decree or injunction of any court or agency of competent jurisdiction which enjoins or prohibits the Merger or any of the other transactions described in this Agreement or any of the parties hereto from consummating any such transaction, (ii) pending or threatened investigation of the Merger or any of such other transactions by the United States Department of Justice, or any actual or threatened litigation under federal antitrust laws relating to the Merger or any other such transaction; provided, however, that a requirement imposed by any Regulatory Authority as described in Paragraph 7.12 above shall not constitute grounds for either CBI, CRB or FCB to refuse to consummate the Merger unless it shall have complied with its obligations under Paragraph 7.12, (iii) suit, action or proceeding by any person (including any Regulatory Authority), pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit CBI, CRB or FCB from consummating the Merger or carrying out any of the terms or provisions of this Agreement, or (iv) other suit, claim, action or proceeding pending or threatened against any of the CBI Companies or FCB or any of their respective officers or directors or affiliates which shall reasonably be considered by CBI or FCB to be materially burdensome in relation to the proposed Merger, or which FCB reasonably believes would have a CBI Material Effect or an FCB Material Effect, and which has not been dismissed, terminated or resolved to the satisfaction of all parties hereto within 90 days of the institution or threat thereof.

                           (c) Approval by Boards of Directors and Shareholders.
The Boards of Directors of each of CBI, CRB and FCB shall have duly approved and adopted this Agreement, the shareholders of CBI shall have duly approved the Plan of Merger at the CBI Shareholders' Meeting, and CBI and Bancorp, as the sole shareholders of CRB and FCB, respectively, shall have duly approved and adopted the Plan of Merger, all by appropriate resolutions and to the extent required by and in accordance with the provisions of this Agreement, applicable law, and applicable provisions of their respective Articles of Incorporation or Association, as applicable, and Bylaws, and each of those approvals shall remain in effect and not have been rescinded.

                           (d) Articles of Merger;  Other Actions.  The Articles
of Merger described in Paragraph 2.06 shall have been duly executed and filed with the South Carolina Secretary of State as provided in that Paragraph.

                  8.02. Additional Conditions to CBI's and CRB's Obligations. Notwithstanding any other provision of this Agreement to the contrary, CBI's and CRB's separate obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or before the Closing Date.

                           (a) Material  Adverse Change.  Since the date of this
Agreement, there shall not have occurred any FCB Material Change, and there shall not have occurred any event or development, and there shall not exist any condition or circumstance, which, individually or in the aggregate, and with the lapse of time or otherwise, may or could cause, create or result in any such FCB Material Change.

                           (b) Compliance  with Laws. FCB shall have complied in
all material respects with all federal and state laws and regulations applicable to the transactions described in this Agreement where the violation of or failure to comply with any such law or regulation could or may have an FCB Material Effect.

                           (c)  FCB's   Representations   and   Warranties   and
Performance of Agreements. Unless waived in writing by CBI as provided in Paragraph 11.03, each of the representations and warranties of FCB contained in this Agreement shall have been true and correct in all material respects as of the date hereof, and they shall remain true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date, except for changes or exceptions which, individually or in the aggregate, have not had, and cannot reasonably be expected to have, an FCB Material Effect; and, FCB shall have complied with or performed in all material respects all of its obligations, covenants and agreements hereunder to be complied with or performed by it on or before the Closing Date.

                           CBI and CRB shall have  received a  certificate  from
FCB dated as of the Closing Date and executed by FCB's Chief Executive Officer and Chief Financial Officer to the effect that the conditions of this subparagraph have been met and as to such other matters as may be reasonably requested by CBI.

                           (d) Legal  Opinion of FCB's  Counsel.  CBI shall have
received the written legal opinion of Sherrill Roof Millender LLP, South Carolina counsel to FCB, dated as of the Closing Date, covering matters normally covered in such opinions and such other matters as CBI shall reasonably request and otherwise in form and substance reasonably satisfactory to CBI.

                           (e) Other Documents and  Information.  FCB shall have
provided to CBI correct and complete copies (certified by its Secretary) of resolutions of its Board of Directors and sole shareholder pertaining to approval of this Agreement and the Merger and other transactions contemplated herein, together with a certificate of the incumbency of FCB's officers who executed this Agreement or any other documents delivered to CBI and CRB in connection with the Closing.

                           (f) Deposit of Merger  Consideration.  FCB shall have
deposited the aggregate amount of the Merger Consideration with the Paying Agent as described in Paragraph 2.04(c).

                           (g) Fairness  Opinion.  CBI shall have  received from
Ewing a written opinion, dated within ten days prior to the mailing date of the Proxy Statement, in a form reasonably satisfactory to it, to the effect that the terms of the Merger, including the consideration to be received by CBI's shareholders in the Merger, is fair, from a financial point of view, to CBI and its shareholders (the "CBI Fairness Opinion").

                           (h) No  Termination  or  Abandonment.  This Agreement
shall not have been terminated by FCB under the provisions of Article IX.

                  8.03. Additional Conditions to FCB's Obligations. Notwithstanding any other provision of this Agreement to the contrary, FCB's separate obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or before the Closing Date.

                           (a) Material  Adverse Change.  Since the date of this
Agreement, there shall not have occurred any CBI Material Change, and there shall not have occurred any event or development, and there shall not exist any condition or circumstance which, individually or in the aggregate, and with the lapse of time or otherwise, may or could cause, create or result in any such CBI Material Change or, after the Merger, have an FCB Material Effect.

                           (b)  Compliance  with  Laws.  CBI and CRB shall  have
complied in all material respects with all federal and state laws and regulations applicable to the transactions described in this Agreement where the violation of or failure to comply with any such law or regulation could or may have a CBI Material Effect or, following the Merger, an FCB Material Effect.

                           (c) CBI's and CRB's  Representations  and  Warranties
and Performance of Agreements. Unless waived in writing by FCB as provided in Paragraph 11.03, each of the representations and warranties of CBI and CRB contained in this Agreement shall have been true and correct in all material respects as of the date hereof, and they shall remain true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date, except for changes or exceptions which, individually or in the aggregate, have not had, and cannot reasonably be expected to have, a CBI Material Effect or, following the Merger, an FCB Material Effect; and, CBI and CRB shall have complied with or performed in all material respects all its or their obligations, covenants and agreements hereunder to be complied with or performed by it or them on or before the Closing Date.

                           FCB shall have received certificates from CBI and CRB
dated as of the Closing Date and executed by CBI's and CRB's respective Chief Executive Officers and Chief Financial Officers to the effect that the conditions of this subparagraph have been met and as to such other matters as may be reasonably requested by FCB.

                           (d)  Employment  Agreements.  Each  of  the  Existing
Employment Agreements and New Employment Agreements described in Paragraph 5.01(j) shall remain in full force and effect and, except as described in that Paragraph, shall not have been modified or amended by CRB except with the written consent of FCB.

                           (e)  Termination  of CBI Stock Awards.  Except to the
extent that they shall previously have expired or been exercised in accordance with their terms or cancelled in accordance with the terms of the applicable plans under which they were issued, and except to the extent that the following requirements shall be waived by FCB, each holder of an unexercised CBI Stock Award that is outstanding immediately prior to the Closing shall have executed and delivered to CBI an Equity Award Release in a form reasonably satisfactory to FCB, and all outstanding CBI Options, CBI SARs, CBI RSAs and other share-based awards shall have been effectively terminated, all in the manner described in Paragraph 7.10, effective not later than the Effective Date.

                           (f) Consents to  Assignment;  Estoppel  Certificates.
CBI and CRB shall have obtained and delivered to FCB the consents to assignments of leases and contracts (including estoppel certificates pertaining to Lease Agreements) requested by FCB as described in Paragraph 5.01(g) above.

                           (g) Legal  Opinion of CBI's  Counsel.  FCB shall have
received the written legal opinion of Haynsworth Sinkler Boyd, P.A., counsel to CBI and CRB, dated as of the Closing Date, covering matters normally covered in such opinions and such other matters as FCB shall reasonably request and otherwise in form and substance reasonably satisfactory to FCB.

                           (h)  Other  Documents  and  Information.  CBI and CRB
shall have provided to FCB correct and complete copies (all certified by their respective Secretaries) of their respective Articles of Incorporation or Association, as applicable, and Bylaws, and resolutions of their respective Boards of Directors and CBI's shareholders, pertaining to approval of this Agreement and the Merger and other transactions contemplated herein, together with a certificate as to the incumbency of CBI's and CRB's officers who executed this Agreement or any other documents delivered to FCB in connection with the Closing.

                           (i)  No  Disadvantageous   Conditions  to  Regulatory
Approvals. No Regulatory Authority shall have raised an objection to or imposed any condition on the Merger or its approval thereof (including without limitation any requirement of divestiture of branches or deposits of CRB or FCB in any banking market) which is reasonably deemed by FCB, at its discretion, to so adversely impact the economic or business benefits of this Agreement or the Merger to FCB as to render it inadvisable for it to consummate the Merger; provided, however, that a requirement imposed by any Regulatory Authority as described in Paragraph 7.12 above shall not constitute grounds for FCB to refuse to consummate the Merger unless it shall have complied with its obligations under Paragraph 7.12.



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


                           (j) No  Termination  or  Abandonment.  This Agreement
shall not have been terminated by CBI under the provisions of Article IX.

                                   ARTICLE IX.
                          TERMINATION; BREACH; REMEDIES

                  9.01. Mutual Termination. At any time prior to the Closing, this Agreement may be terminated by the mutual agreement of CBI and FCB. Upon any such mutual termination, and except as otherwise provided herein, all obligations of CBI, CRB and FCB under this Agreement shall terminate and each party shall pay its own costs and expenses as provided in Paragraph 7.07.

                  9.02. Unilateral Termination. At any time prior to the Closing, this Agreement may be terminated by either CBI or FCB upon written notice to the other in the manner provided herein and under the circumstances described below.

                           (a)   Termination  by  FCB.  This  Agreement  may  be
terminated by FCB by action of its Board of Directors or Executive Committee:

                                    (i) if CBI or CRB  shall  have  violated  or
failed to fully perform or comply with any of its or their obligations, covenants or agreements contained in Articles V or VII herein, to the extent that such obligations, covenants or agreements were required to be complied with or performed at or prior to the time when FCB gives notice of such termination;

                                    (ii) if there  shall have  occurred  any CBI
Material Change, or any event or development shall have occurred, or any condition or circumstance exists, which, with the lapse of time or otherwise, may or could cause, create or result in any such CBI Material Change;

                                    (iii)   if  (A)  any  of   CBI's   or  CRB's
representations or warranties contained in Article III or in any other certificate or writing delivered by either of them to FCB pursuant to this Agreement shall have been false or misleading in any material respect when made, or would have been false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Knowledge of CBI, or (B) there shall have occurred any event or development, or there exists any condition or circumstance, which, with the lapse or time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Knowledge of CBI, and which, in any event, individually or in the aggregate, has or have had, or reasonably could be expected to have, a CBI Material Effect or, following the Merger, an FCB Material Effect;

                                    (iv) if CBI's  shareholders  do not  approve
this Agreement and the Merger at the CBI Shareholders' Meeting or if, notwithstanding FCB's satisfaction in all material respects of its obligations under Paragraph 7.02 above, the CBI Shareholders' Meeting is not held by December 31, 2008;



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

                                    (v) if,  for the  reasons  and to the extent
permitted by Paragraph 5.01(a), the Proxy Statement distributed by CBI to its shareholders in connection with the CBI Shareholders' Meeting does not state that CBI's Board of Directors considers the Merger to be advisable and in the best interests of CBI and its shareholders and that the Board recommends that CBI's shareholders vote for approval of the Plan of Merger (or, after having made such a recommendation in the Proxy Statement, the Board withdraws, qualifies or revises that recommendation in any material respect).

                                    (vi) if,  notwithstanding FCB's satisfaction
of its obligations under Paragraph 7.12 above, the Merger shall not have become effective on or before March 31, 2009, or such later date as shall be mutually agreed upon in writing by CBI and FCB; or

                                    (vii) under the  circumstances  described in
Paragraph 7.04(c).

However, before FCB may terminate this Agreement for either of the reasons specified in subparagraphs (i) or (iii) of this Paragraph 9.02(a), it shall give written notice to CBI in the manner provided in Paragraph 11.05 of this Agreement stating its intent to terminate and a description of the specific breach, default, violation or other condition or circumstances giving rise to its right to so terminate. Such termination by FCB shall not become effective if, within 30 days following the giving of such notice or such additional time as FCB may allow in its discretion, CBI and CRB shall cure such breach, default or violation or satisfy or eliminate such condition or circumstances to the reasonable satisfaction of FCB and without cost or expense to FCB or an aggregate cost or expense to any of the CBI Companies with respect to all such breaches, defaults or violations, conditions or circumstances that would have a CBI Material Effect. In the event CBI or CRB cannot or does not cure such breach, default or violation, or arrange to satisfy or eliminate such condition or circumstances, as provided above within such cure period, FCB shall give a further written notice to CBI in the manner provided in Paragraph 11.05 of this Agreement stating that CBI and CRB have failed to cure satisfactorily the breach, default or violation, or to satisfy or eliminate such condition or circumstances, and that FCB terminates the Agreement. Termination of this Agreement by FCB shall be effective upon its giving of such further written notice to CBI.

                           (b)  Termination  by CBI.  At any  time  prior to the
Closing, this Agreement may be terminated by CBI and CRB, by action of CBI's Board of Directors:

                                    (i) if FCB shall have  violated or failed to
fully perform or comply with any of its obligations, covenants or agreements contained in Articles VI or VII herein, to the extent that such obligations, covenants or agreements were required to be complied with or performed at or prior to the time when CBI gives notice of such termination;

                                    (ii) if there  shall have  occurred  any FCB
Material Change, or any event or development shall have occurred, or any condition or circumstance exists, which, with the lapse of time or otherwise, may or could cause, create or result in any such FCB Material Change; or

                                    (iii)  if (A) any of  FCB's  representations
and warranties contained in Article IV or in any other certificate or writing delivered by it to CBI pursuant to this Agreement shall have been false or misleading in any material respect when made, or would have been false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Knowledge of FCB, or (B) there shall have occurred any event or development, or there exists any condition or circumstance, which, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Knowledge of FCB, and which, in any event, individually or in the aggregate, has or have had, or reasonably could be expected to have, an FCB Material Effect; or;

                                    (iv) if,  notwithstanding  CBI's  and  CRB's
satisfaction of their obligations under Paragraphs 5.01(a) and 7.02 above, CBI's shareholders do not approve this Agreement and the Merger at the CBI Shareholders' Meeting;

                                    (v)  if,  notwithstanding  CBI's  and  CRB's
satisfaction of their obligations under Paragraph 7.12 above, the Merger shall not have become effective on or before March 31, 2009, or such later date as shall be mutually agreed upon in writing by CBI and FCB.

                                    (vi)  in  the  event  that  CBI's  Board  of
Directors determines in good faith, after consultation with and receipt of the advice of its outside counsel and financial advisers, that in light of a "Superior Proposal" (as defined below) it is necessary to terminate this Agreement in order to comply with its fiduciary duties to CBI and to CBI's shareholders under applicable law; provided, however, that CBI's Board of Directors may terminate this Agreement pursuant to this Paragraph 9.02(b)(vi) only if it concurrently enters into an Acquisition Agreement related to a Superior Proposal; and, provided further, however, that this Agreement may be terminated pursuant to this Paragraph 9.02(b)(vi) only after the tenth business day following FCB's receipt of written notice advising FCB that CBI's Board of Directors is prepared to accept a Superior Proposal, and only if, during such ten-day period, if FCB so elects, CBI and its advisers shall have negotiated in good faith with FCB to make such adjustments in the terms and conditions of this Agreement as would enable FCB to proceed with the transactions contemplated herein on such adjusted terms.

                                    "Superior  Proposal"  means an  unsolicited,
bona fide, written offer made by a third party to consummate an Acquisition Proposal that CBI's Board of Directors determines, in good faith, after consulting with its outside legal counsel and its financial adviser, would, if consummated, result in a transaction that is more favorable to the CBI's shareholders than the transactions contemplated hereby.

                                    Any  termination of the Agreement under this
Paragraph 9.02(b) must be approved by CBI's Board of Directors, and any such termination shall have the effect of terminating the Agreement as to both CBI and CRB. However, before CBI may terminate this Agreement for either of the reasons specified in clauses (i) or (iii) of this Paragraph 9.02(b), CBI shall give written notice to FCB in the manner provided in Paragraph 11.05 of this Agreement stating its intent to terminate and a description of the specific breach, default, violation or other condition or circumstances giving rise to its right to so terminate. Such termination by CBI shall not become effective if, within 30 days following the giving of such notice or such additional time as CBI may allow in its discretion, FCB shall cure such breach, default or violation or satisfy or eliminate such condition or circumstances to the reasonable satisfaction of CBI. In the event FCB cannot or does not cure such breach, default or violation, or arrange to satisfy or eliminate such condition or circumstances, as provided above within such cure period, CBI shall give a further written notice to FCB in the manner provided in Paragraph 11.05 of this Agreement stating that FCB has failed to cure satisfactorily the breach, default or violation, or to satisfy or eliminate such condition or circumstances, and that CBI terminates the Agreement. Termination of this Agreement by CBI shall be effective upon its giving of such further written notice to FCB.

                  9.03.    Breach; Remedies; Expense Reimbursement.

                           (a)  Breach  by CBI or  CRB.  If  this  Agreement  is
terminated by FCB pursuant to Paragraph 9.02(a)(i) or 9.02(a)(iii) above, then CBI and CRB shall be jointly and severally obligated to pay to FCB an amount equal to FCB's aggregate documented out-of-pocket expenses actually incurred by it in negotiating and preparing this Agreement, performing due diligence, and otherwise in connection with or attempting to consummate the transactions described herein. In all other cases in which FCB terminates this Agreement each party shall pay his, her or its own costs and expenses as provided in Paragraph 7.07.

                           Subject to CBI's and CRB's  obligation  to  reimburse
FCB's out-of-pocket expenses as described above and to CBI's and CRB's obligation to pay the termination fees described in Paragraph 9.04 below, in the event of a breach by CBI or CRB of any of their representations or warranties, or their failure to perform or violation of any of their obligations, agreements or covenants, contained in this Agreement, FCB's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 9.02(a) above.

                           (b) Breach by FCB. If this Agreement is terminated by
CBI pursuant to Paragraph 9.02(b)(i) or 9.02(b)(iii) above, then FCB shall be obligated to pay to CBI an amount equal to CBI's and CRB's aggregate documented out-of-pocket expenses actually incurred by them in negotiating and preparing this Agreement, performing due diligence, and otherwise in connection with or attempting to consummate the transactions described herein. In all other cases in which CBI terminates this Agreement, each party shall pay his, her or its own costs and expenses as provided in Paragraph 7.07.

                           Subject to FCB's  obligation  to reimburse  CBI's and
CRB's out-of-pocket expenses as described above, in the event of a breach by FCB of any of its representations or warranties, or its failure to perform or violation of any of its obligations, agreements or covenants, contained in this Agreement, CBI's and CRB's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 9.02(b) above.

                           (c)  Enforcement  of  Certain  Agreements   Following
Termination. Notwithstanding anything contained in this Agreement to the contrary, either party shall be entitled to commence a suit at law or in equity for the purpose of (A) obtaining appropriate relief in the event of a violation, or imminent violation, by the other party of Paragraph Section 7.03 above, or
(ii) enforcing the other party's indemnification obligation under Article X of this Agreement.



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

                  9.04. Termination Fees. Notwithstanding anything contained in this Agreement to the contrary, in addition to their obligation to reimburse FCB for its out-of-pocket expenses under certain circumstances as described in Pararaphs 9.03(a) above, CBI and CRB will be obligated, jointly and severally, to pay a termination fee to FCB fee in the amount of $1,000,000 if:

                           (a) (i) FCB  terminates  this  Agreement  pursuant to
Paragraph 9.02(a)(i) where CBI's or CRB's failure to fully perform any of its obligations, covenants or agreements that gives rise to such termination was for reasons reasonably within CBI's or CRB's control, and at any time after the date of this Agreement and prior to the date of such termination an Acquisition Proposal has been publicly announced, disclosed or communicated or otherwise made known to the senior management or Board of Directors of CBI or CRB;

                                    (ii)  (A)  FCB  terminates   this  Agreement
pursuant to Paragraph 9.02(a)(iv), or (B) CBI terminates this Agreement pursuant to Paragraph 9.02(b)(iv), and in either such case an Acquisition Proposal has been publicly announced or disclosed by, or communicated or made known to, the senior management or Board of Directors of CBI or CRB at any time after the date of this Agreement and prior to the date of the CBI Shareholders' Meeting or, in the case of a termination by FCB as a result of the CBI Shareholder meeting not being held by the date specified in Paragraph 9.02(a)(iv), prior to the date of such termination;

                                    (iii) FCB terminates this Agreement pursuant
to Paragraph 9.02(a)(v); or

                                    (iv) FCB terminates this Agreement  pursuant
to Paragraph 9.02(a)(vi) under circumstances in which the reason the Merger has not become effective on or before the date specified in that subparagraph were within the reasonable control of CBI and CRB;

and, in the case of a termination described in (i), (ii), (iii) or (iv) above, if at any time after the date of this Agreement and before the date 12 months after the date of such termination by FCB, (A) CBI or CRB shall have executed, entered into or otherwise become bound by an Acquisition Agreement, (B) either of their Boards of Directors has accepted, approved, endorsed, recommended or otherwise taken or agreed to any action in furtherance of, any Acquisition Proposal, or (C) any filing has been made with the SEC in connection with an Acquisition Proposal; or if

                           (b)  CBI  terminates   this  Agreement   pursuant  to
Paragraph 9.02(b)(vi).

                  9.05. Method and Timing of Payments. Any payment for reimbursement of expenses due from FCB to CBI under Paragraph 9.03(b), or from CBI and CRB to FCB under Paragraph 9.03(a), shall be made by wire transfer of immediately available funds within two business days following the date of termination of the Agreement giving rise to that payment, and any payment of a termination fee due from CBI and CRB to FCB under Paragraph 9.04 shall be made by wire transfer of immediately available funds within two business days following the later of the date of FCB's termination of the Agreement or the date the Acquisition Agreement is approved by CBI's or CRB's Board of Directors, executed or entered into.

                                   ARTICLE X.
                                 INDEMNIFICATION

                  10.01.   Indemnification Following Termination of Agreement.

                           (a) By CBI and CRB.  CBI and CRB each agree that,  in
the event this Agreement is terminated for any reason and the Merger is not consummated, it will indemnify, hold harmless and defend FCB and its officers, directors, attorneys, financial advisers and consultants from and against any and all claims, disputes, demands, causes of action, suits or proceedings of any third party (including any Regulatory Authority), together with all losses, damages, liabilities, obligations, costs and expenses of every kind and nature in connection therewith (including without limitation reasonable attorneys' fees and legal costs and expenses in connection therewith), whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by them:

                                    (i) in  connection  with or which  arise out
of, result from, or are based upon (A) the operations or business transactions of any of the CBI Companies or their relationship with any of their employees, or (B) the failure of any of the CBI Companies to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

                                    (ii) in  connection  with or which arise out
of, result from, or are based upon any fact, condition or circumstance that constitutes a breach by CBI or CRB of, or any inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of CBI or CRB to perform any of its covenants, agreements or obligations under or in connection with this Agreement; or,

                                    (iii) in connection  with or which arise out
of, result from, or are based upon any information provided by CBI or CRB which is included in the Proxy Statement and which information causes the Proxy Statement at the time of its mailing to CBI's shareholders to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

                           (b) By  FCB.  FCB  agrees  that,  in the  event  this
Agreement is terminated for any reason and the Merger is not consummated, it will indemnify, hold harmless and defend CBI and CRB and their respective officers, directors, attorneys, financial advisers and consultants from and against any and all claims, disputes, demands, causes of action, suits, or proceedings of any third party (including any Regulatory Authority), together with all losses, damages, liabilities, obligations, costs and expenses of every kind and nature in connection therewith (including without limitation reasonable attorneys' fees and legal costs and expenses in connection therewith), whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by them:

                                    (i) in  connection  with or which  arise out
of, result from, or are based upon (A) FCB's operations or business transactions or its relationship with any of its employees, or (B) FCB's failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

                                    (ii) in  connection  with or which arise out
of, result from, or are based upon any fact, condition or circumstance that constitutes a breach by FCB of, or any inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of FCB to perform any of its covenants, agreements or obligations under or in connection with this Agreement; or,

                                    (iii) in connection  with or which arise out
of, result from, or are based upon any information provided by FCB in writing which is included in the Proxy Statement and which information causes the Proxy Statement at the time of its mailing to CBI's shareholders to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

                           (c)  Procedure for Claiming  Indemnification.  If any
matter subject to indemnification under Paragraph 10.01 arises in the form of a claim (herein referred to as a "Third Party Claim") against CBI, CRB or FCB, or their respective successors and assigns, or any of their respective subsidiary entities, officers, directors, attorneys, financial advisers or consultants (collectively, "Indemnitees"), the Indemnitee promptly shall give notice and details thereof, including copies of all pleadings and pertinent documents, to the party obligated for indemnification hereunder (the "Indemnitor"). Within 15 days of such notice, the Indemnitor either (i) shall pay the Third Party Claim either in full or upon agreed compromise, or (ii) shall notify the applicable Indemnitee that the Indemnitor disputes the Third Party Claim and intends to defend against it, and thereafter shall so defend and pay any adverse final judgment or award in regard thereto. Such defense shall be controlled by the Indemnitor and the cost of such defense shall be borne by it, except that the Indemnitee shall have the right to participate in such defense at its own expense and provided that the Indemnitor shall have no right in connection with any such defense or the resolution of any such Third Party Claim to impose any cost, restriction, limitation or condition of any kind that compromises the Indemnitee hereunder. In the case of an Indemnitee that is an officer, director or attorney of a party to this Agreement, then that party agrees that it shall cooperate in all reasonable respects in the defense of any such Third Party Claim, including making personnel, books and records relevant to the Third Party Claim available to the Indemnitor without charge therefor except for out-of-pocket expenses. If the Indemnitor fails to take action within 15 days as hereinabove provided or, having taken such action, thereafter fails diligently to defend and resolve the Third Party Claim, the Indemnitee shall have the right to pay, compromise or defend the Third Party Claim and to assert the indemnification provisions hereof. The Indemnitee also shall have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by the Indemnitor.

                   10.02   Indemnification of CBI Directors and Officers.

                           (a) From and after the  Effective  Time,  and without
releasing any insurance carrier and after exhaustion of all applicable director and officer liability insurance coverage for the CBI Companies and their directors and officers, FCB, as successor in interest to CBI and CRB, will be


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

obligated to indemnify each of their current and former directors and officers, and each of their officers or employees that is serving or has served as a director or trustee of another entity expressly at the request or direction of any of the CBI Companies (each, an "Indemnified Party"), as and to the extent that each of those persons would have had a right to be indemnified by the CBI Companies under their respective Articles of Incorporation or Association, as applicable, and Bylaws in effect on the date of this Agreement, or under Chapter 8 of the South Carolina Business Corporation Act of 1988, or under The National Bank Act, had the Merger not been consummated, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, amounts paid in settlement, losses, claims damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the transaction contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, as they are from time to time incurred.

                           (b)  Any   Indemnified   Party   wishing   to   claim
indemnification under this Section 10.02, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify FCB thereof, but the failure to so notify shall not relieve FCB of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice FCB. Notwithstanding anything contained in this Section
10.02 to the contrary, FCB shall have the right to assume the defense of any such claim, action, suit, proceeding or investigation and, upon such assumption, FCB shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses incurred by such Indemnified Party in connection with the defense thereof. However, if FCB elects not to assume such defense or counsel for such Indemnified Party, or if there are issues which raise conflicts of interest between FCB and such Indemnified Party, such Indemnified Party may retain counsel reasonably satisfactory to him, and FCB shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything contained in this
Section 10.02 to the contrary, FCB shall not be liable for any settlement of any such claim, action, suit, proceeding or investigation that is effected without its prior written consent.

                                   ARTICLE XI.
                            MISCELLANEOUS PROVISIONS

                  11.01. Survival of Certain Rights and Obligations Following Closing or Termination. With the exception of FCB's obligations under Paragraph 10.02, none of the representations, warranties or agreements of CBI, CRB or FCB contained in this Agreement shall survive or remain in effect following consummation of the Merger, and no party shall have any right after the Effective Time to recover damages or any other relief from any other party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment or nonperformance of any agreement contained herein (with the exception of Paragraph 10.02), or otherwise. Notwithstanding any provision in this Agreement to the contrary, the covenants, agreements, rights and obligations of the parties pursuant to Paragraphs 7.03, 7.07, 9.02, 9.03, 9.04,
10.01 and this 11.01 shall survive and remain in full force and effect in accordance with their terms following any termination of this Agreement pursuant to Article IX above.

                  11.02. Inspection. Neither the right of CBI and CRB under this Agreement to investigate or inspect the premises, properties, books, records, files and other assets or information of FCB, nor the right of FCB to investigate or inspect the premises, properties, books, records, files and other assets or information of any of the CBI Companies, in any way shall establish


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any presumption that CBI, CRB or FCB should have conducted any  investigation or
that  such  right  has  been   exercised  by  any  of  them  or  their   agents,
representatives or others. Any investigations or inspections actually made by CBI and CRB, or by FCB, or by their respective agents, representatives or others, prior to the date of this Agreement or otherwise prior to the Effective Time shall not be deemed in any way in derogation or limitation of the covenants, representations and warranties made by or on behalf of the other parties in this Agreement.

                  11.03. Waiver. Any term or condition of this Agreement may be waived (except as to matters of regulatory approvals and other approvals required by law), either in whole or in part, at any time by the party which is, and whose shareholders are, entitled to the benefits thereof; provided, however, that any such waiver shall be effective only upon a determination by the waiving party (through action of its Board of Directors or, in the case of FCB, by its Board of Directors or Executive Committee) that such waiver would not adversely affect the interests of the waiving party or its shareholders; and, provided further, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party, nor shall any such waiver be construed to be a waiver of any succeeding breach of the same term or condition or a waiver of any other or different term of condition. No failure or delay of any party to exercise any power, or to insist upon a strict compliance by the other parties of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand full and complete compliance with such terms.

                  11.04. Amendment. This Agreement may be amended, modified or supplemented at any time or from time to time prior to the Effective Time, and either before or after its approval by the shareholders of CBI, by an agreement in writing approved by the Boards of Directors of CBI and CRB, and the Board of Directors or Executive Committee of FCB, and executed in the same manner as this Agreement; provided, however, that, except with the further approval of CBI's shareholders of that change or as otherwise provided herein, following approval of this Agreement by CBI's shareholders no change may be made in the amount of consideration into which each share of CBI Stock will be converted.

                  11.05. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by recognized overnight courier, or by U.S. mail, first class postage prepaid, in each case addressed as follows (or to such other address as shall have been communicated by like notice to the party giving the notice):

If to CBI or CRB, to:                        With copy to:

   Community Bankshares, Inc.                  George S. King, Jr.
   102 Founders Court                          Haynsworth Sinkler Boyd, P.A.
   Orangeburg, South Carolina 29118            1201 Main Street, 22nd Floor
   Attn:  Samuel L. Erwin,                     Columbia, South Carolina 29211
          Chief Executive Officer

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If to FCB, to:                               With copy to:

   First Citizens Bank and Trust               William R. Lathan, Jr.
   1230 Main Street                            Ward and Smith, P.A.
   Columbia, South Carolina  29201             1001 College Court
   Attn:  Craig L. Nix,                        New Bern, North Carolina  28562
          Chief Financial Officer

                                                            and

                                               C. Joseph Roof
                                               Sherrill Roof Millender LLP
                                               1122 Lady Street, Suite 700
                                               Columbia, South Carolina 29201

                  11.06. Further Assurance. CBI, CRB and FCB each agree to furnish to each other such further assurances with respect to the matters contemplated in this Agreement and their respective agreements, covenants, representations and warranties contained herein, including the opinion of legal counsel, as such other party may reasonably request.

                  11.07. Headings and Captions. Headings and captions of the Articles, Paragraphs and Subparagraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

                  11.08. Gender and Number. As used in this Agreement, the masculine gender shall include the feminine and neuter, the singular number shall include the plural, and vice versa, whenever such meanings are appropriate.

                  11.09. Entire Agreement. This Agreement (including any schedules and exhibits attached hereto and any documents incorporated herein by reference) contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or any agreements between, either of the parties hereto other than those contained herein in writing.

                  11.10. Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.

                  11.11. Assignment. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties.

                  11.12. Counterparts. Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and which together shall constitute one agreement.

                  11.13. Governing Law. This Agreement is made in and shall be construed and enforced in accordance with the laws of South Carolina and applicable laws of the United States.



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                  IN WITNESS  WHEREOF,  CBI, CRB and FCB each has  executed,  or caused this Agreement to be executed in its name by its duly authorized officers and its corporate seal to be affixed hereto, in each case as of the date first above written.

                              [SIGNATURES OMITTED]




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